 Filed Pursuant to Rule 424(b)(5)
 Registration File No. 333-208560
P R O S P E C T U S   S U P P L E M E N T
(To Prospectus Dated December 23, 2015)
7,145,000 Shares
Common Stock

We are offering 7,145,000 shares of our common stock.
Our common stock is listed on the NASDAQ Global Select Market under the symbol “CMTL.” The last reported sale price of our common stock on the NASDAQ Global Select Market on June 15, 2016 was $16.44 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-18 of this prospectus supplement and on page 3 of the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$14.00	$100,030,000
Underwriting Discount(1)	$0.70	$5,001,500
Proceeds to Comtech Telecommunications Corp. (before expenses)	$13.30	$95,028,500

(1)
See the section entitled “Underwriting” beginning on page S-52 of this prospectus supplement for a description of compensation payable to the underwriters in connection with this offering.

We have granted the underwriters an option to purchase up to an additional 1,071,750 shares of common stock from us at the public offering price, less underwriting discounts and commissions payable by us, within 30 days from the date of this prospectus supplement.
The underwriters expect to deliver the shares to purchasers on or about June 22, 2016 through the book-entry facilities of The Depository Trust Company.
Citigroup	Jefferies
BMO Capital Markets	Raymond James
Northland Capital Markets	Ladenburg Thalmann	Noble Financial Capital Markets
Santander
The date of this prospectus supplement is June 16, 2016

We are responsible for the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free-writing prospectus we prepare or authorize. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate as of any date other than its date.

Prospectus Supplement
Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes certain matters relating to us and the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, dated December 23, 2015, gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering and some of which is superseded by the information in this prospectus supplement. If the description of this offering or the securities offered hereby in the accompanying prospectus is different from the description in this prospectus supplement, you should rely on the information contained in or incorporated by reference into this prospectus supplement.
You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, including the additional information described under “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement, before deciding whether to invest in the securities offered by this prospectus supplement.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the securities offered by this prospectus supplement.
We have not, and the underwriters have not, authorized anyone to provide any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.
The information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date such information is presented regardless of the time of delivery of this prospectus supplement or the accompanying prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important that you read and consider all of the information contained in or incorporated by reference into this prospectus supplement and the information contained in the accompanying prospectus in making your investment decision.

As used in this prospectus supplement, unless stated otherwise or the context otherwise requires, references to “Comtech,” “us,” “we” or “our” refer to Comtech Telecommunications Corp., a Delaware corporation, and its direct and indirect subsidiaries. On February 23, 2016, we completed our acquisition of TeleCommunication Systems, Inc., a Maryland corporation (“TCS”). References to financial results as being “pro forma” refer to pro forma financial results for Comtech, giving effect to, among other things, our acquisition of TCS (the “TCS Acquisition”), prepared using the acquisition method of accounting for business combinations under the guidance in Accounting Standards Codification Topic 805, Business Combinations, and in accordance with Article 11 of Regulation S-X. For further information, see our unaudited pro forma condensed combined financial information included in our Current Report on Form 8-K dated June 13, 2016, which is incorporated by reference into this prospectus supplement.
S-ii

PRESENTATION OF FINANCIAL INFORMATION
This prospectus supplement incorporates by reference Comtech’s audited consolidated financial statements for the fiscal years ended July 31, 2015, 2014 and 2013 and as of July 31, 2015 and 2014, as well as Comtech’s unaudited condensed consolidated interim financial statements for the three months ended October 31, 2015 and 2014 and as of October 31, 2015, the three and six months ended January 31, 2016 and 2015 and as of January 31, 2016 and the three and nine months ended April 30, 2016 and 2015 and as of April 30, 2016. Certain information and footnote disclosures normally included in our audited consolidated financial statements have been omitted from our unaudited condensed consolidated interim financial statements. Our results of operations for such periods are not necessarily indicative of the results of operations to be expected for the full fiscal year. Comtech’s historical financial information presented in this prospectus supplement for such dates and as of such periods has been derived from such financial statements. This prospectus supplement also incorporates by reference TCS’s audited consolidated financial statements for the fiscal years ended December 31, 2015, 2014 and 2013 and as of December 31, 2015 and 2014. TCS’s historical financial information presented in this prospectus supplement has been derived from such financial statements.
This prospectus supplement incorporates by reference unaudited pro forma condensed combined statements of operations for the fiscal year ended July 31, 2015 and the nine months ended April 30, 2016 based on the historical financial statements of Comtech and TCS after giving effect to the TCS Acquisition as if it had occurred on August 1, 2014. The summary unaudited pro forma condensed combined financial information set forth herein is also based on such historical financial statements. The unaudited pro forma condensed combined financial information has been derived by the application of pro forma adjustments based on the historical financial statements of Comtech and TCS after giving effect to the TCS Acquisition.
Unless otherwise indicated, references in this prospectus supplement to “fiscal year” refer to the fiscal year of Comtech, which ends on July 31 of each year. Prior to the TCS Acquisition, TCS’s fiscal year ended on December 31 of each year.
Certain numerical figures set out in this prospectus supplement, including financial data presented in millions or thousands, have been subject to rounding adjustments and, as a result, the totals of the data in this prospectus supplement may vary slightly from the actual arithmetic totals of such information.
NON-GAAP FINANCIAL MEASURES
This prospectus supplement contains a Non-GAAP financial metric titled Adjusted EBITDA, which for the Company represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation, acquisition plan expenses, restructuring (benefits) charges related to the wind-down of the microsatellite product line, strategic alternatives analysis expenses, and other non-recurring expenses. We expect to continue to incur expenses similar to the aforementioned items and investors should not infer from our presentation of Adjusted EBITDA that these costs are unusual, infrequent or non-recurring. Adjusted EBITDA is a Non-GAAP operating metric used by management in assessing Comtech’s operating results. Comtech’s definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies, including similarly titled measures used by TCS prior to its acquisition by Comtech.
In addition, this prospectus supplement contains a Non-GAAP financial metric titled Adjusted EBITDA for TCS for its fiscal year ended December 31, 2015. Adjusted EBITDA for TCS represents earnings before interest, income taxes, amortization of deferred financing fees and other income (expense), stock based-compensation expense, depreciation and amortization of intangibles (including capitalized software by TCS), and strategic alternatives analysis expenses and other. Adjusted EBITDA is a Non-GAAP operating metric used by Comtech management in assessing TCS’s operating results. The Company’s definition of Adjusted EBITDA for TCS may differ from the definition of Adjusted EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies, including similarly titled measures used by Comtech or TCS prior to its acquisition by Comtech.
Adjusted EBITDA is also a measure frequently requested by Comtech’s investors and analysts. Adjusted EBITDA should only be considered as a supplement, and not a substitute, to GAAP metrics such as net income. Comtech believes that investors and analysts may find Adjusted EBITDA useful, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.
S-iii

INDUSTRY AND MARKET DATA
Unless otherwise indicated, statements in this prospectus concerning our industry and the markets in which we operate, including our general expectations and competitive position, business opportunity, and market size, growth, and share, are based on information from independent industry organizations and other third-party sources (including industry publications, surveys, and forecasts), data from our internal research, and management estimates.
Management estimates are derived from the information and data referred to above, and are based on assumptions and calculations made by us based upon our interpretation of such information and data, and our knowledge of our industry and the markets in which we operate, which we believe to be reasonable. We have not independently verified any third-party information, and our internal data has not been verified by any independent source.
Furthermore, the information and data referred to above are imprecise. Projections, assumptions, expectations, and estimates regarding our industry and the markets in which we operate and our future performance is also necessarily subject to risk.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are considered forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) concerning our business, results of operations, economic performance and/or financial condition, based on management’s current expectations, plans, estimates, assumptions, statements concerning the future of our industry, product development, business strategy, continued acceptance of our products, market growth, dependence on significant customers and projections.
Any statements contained or incorporated by reference in this prospectus supplement that are not statements of historical fact may be deemed forward-looking statements.
Forward-looking statements generally are identified by the words “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” the negative of these terms, or other similar words or comparable terminology.
Forward-looking statements are subject to change and may be affected by risks and uncertainties and other factors, most of which are difficult to predict and are generally beyond our control. These factors include, among other things:
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risks related to the TCS Acquisition, including our ability to successfully integrate operations and our ability to realize anticipated synergies;

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risks related to business disruptions resulting from the TCS Acquisition, including those relating to maintaining business and operational relationships or retaining key personnel;

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risks related to restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions) in connection with the TCS Acquisition;

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the timing of receipt of, and our performance on, new orders that can cause significant fluctuations in net sales and operating results;

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the timing and funding of government contracts;

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adjustments to gross profits on long-term contracts;

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risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, and changes in prevailing economic and political conditions;

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changes in the price of oil in global markets;

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changes in foreign currency exchange rates;

S-iv

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risks associated with legal proceedings and other matters; and

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risks associated with our obligations under the Secured Credit Facility (as defined herein).

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement in light of new information or future events, although we intend to continue to meet our ongoing disclosure obligations under the U.S. securities laws and other applicable laws.
We caution you that a number of important factors could cause our business outlook, actual financial condition or results to differ materially from those expressed in, or implied by, the forward-looking statements, and therefore you should not place too much reliance on them. These factors include, among others, those described herein, under “Risk Factors” in this prospectus supplement and the accompanying prospectus and the risks described in our other filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended July 31, 2015 and our Quarterly Reports on Form 10-Q for the quarterly periods ended October 31, 2015, January 31, 2016 and April 30, 2016 which are incorporated by reference in this prospectus supplement.
It is not possible to predict or identify all such factors, and therefore the factors that are noted are not intended to be a complete discussion of all potential risks or uncertainties that may affect forward-looking statements. If these or other risks and uncertainties materialize, or if the assumptions underlying any of the forward-looking statements prove incorrect, our actual performance and future actions may be materially different from those expressed in, or implied by, such forward-looking statements.
S-v

SUMMARY
This summary contains certain information about our business and this offering and highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, including the risks of investing in our common stock discussed under “Risk Factors.” This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein include forward looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”
Our Company
Company Overview
We are a leading provider of advanced communications solutions for both commercial and government customers worldwide. Our solutions fulfill our customers’ needs for secure wireless communications in some of the most demanding environments, including those where traditional communications are unavailable or cost-prohibitive, and in mission-critical scenarios where performance is crucial.
During our fiscal year ended July 31, 2015, we generated revenues of  $307.3 million, net income of $23.2 million and Adjusted EBITDA of  $51.8 million. For the nine months ended April 30, 2016, we generated revenues of  $258.6 million, a net loss of  $10.4 million and Adjusted EBITDA of  $29.2 million. On February 23, 2016 (the first month of our third quarter of our 2016 fiscal year), we completed the acquisition of TCS for approximately $423.6 million (enterprise value). TCS was a leading provider of advanced communication solutions, including mission-critical command and control technologies, safety and security technologies and enterprise technologies. During its fiscal year ended December 31, 2015, TCS generated revenues of  $364.4 million, a net loss of  $5.4 million and Adjusted EBITDA of  $33.7 million.
In connection with the TCS Acquisition, we announced a new organizational structure by which we began managing our combined businesses through two reportable operating segments:
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Commercial Solutions — serves commercial customers and smaller government customers, such as state and local governments, that require advanced communication technologies to meet their needs. This segment also serves certain government customers that have requirements for off-the-shelf commercial equipment. We believe this segment is a leading provider of satellite communications (such as satellite earth station modems and traveling wave tube amplifiers (“TWTA”)), public safety systems (such as next generation 911 (“NG911”) technologies) and enterprise application technologies (such as a messaging and trusted location-based technologies).

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Government Solutions — serves large government end-users (including those of foreign countries) that require mission-critical technologies and systems. We believe this segment is a leading provider of command and control applications (such as the design, installation and operation of data networks that integrate computing and communications, including both satellite and terrestrial links), ongoing network operation and management support services (including telecom expense management, project management and fielding and maintenance solutions related to satellite ground terminals), troposcatter communications (such as digital troposcatter multiplexers, digital over-the-horizon modems, troposcatter systems, and frequency converter systems) and RF power and switching technologies (such as solid-state high-power broadband amplifiers, enhanced position location reporting system (commonly known as “EPLRS”) amplifier assemblies, identification friend or foe (“IFF”) amplifiers, and amplifiers used in the counteraction of improvised explosive devices).

The diagram below illustrates how our advanced technology solutions are organized by our two reportable operating segments:

Commercial Solutions Segment

Communication Technologies

Satellite Earth Station Products

- Ground-based equipment such as single channel per carrier modems and solid-state amplifiers that facilitate the transmission of voice, video and data over satellite links

Traveling Wave Tube Amplifiers

- High power narrow-band amplifiers used to amplify signals from satellite earth stations

Safety and Security Technologies

Safety and Security

- Wireless/ VoIP 911 service for network operators
- NextGen 911
- ESInet (Emergency Services IP Network)

Enterprise Technologies

Application Solutions

- Software and equipment for location-based and messaging infrastructure
- Managed “cloud-services”
- Trusted Location
- Precise Indoor Location

Government Solutions Segment

Command and Control Technologies

C4ISR

- Tactical communications, managed networks, logistics, end-to-end integration

Cyber Intelligence Solutions

- Cyber security training
- Computer network operations

Mobile Data Communications

- Secure, satellite-based mobile communications and tracking systems

Troposcatter Technologies

Over-the-Horizon Microwave Systems

- Equipment and systems that can transmit digitized voice, video and data over unfriendly or inaccessible terrain over distances from 20 to 200 miles using the troposphere

RF Power and Switching Technologies

Solid State Power Amplifiers

- Solid state high power broadband amplifiers designed for radar, electronic warfare, jamming, medical and aviation applications

Anticipated Benefits of the TCS Acquisition
We believe the acquisition of TCS provides us with a number of key strategic and financial benefits including:
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Creates scale and more diversified earnings.   The addition of TCS more than doubled the size of our business (as measured by revenue and employee count), established Comtech’s position on mobile phone devices and provides us with repeating and/or recurring revenue streams such as cloud-based hosted systems. We believe the contributions from U.S.-based customers of TCS at similar levels going forward will help to diversify our revenue stream and reduce the volatility that was previously associated with our historical exposure to international business conditions and markets.

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Provides entry into commercial markets at growth inflection points.   The acquisition of TCS allows us to offer safety and security and enterprise applications technologies. We believe that these technologies are complementary to the satellite-based and wireless technologies that we have historically sold to our traditional defense and commercial customers.

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Enhances position with existing customers and new relationships with large U.S. customers.   We believe the acquisition of TCS strengthens our position with existing customers as it provides us with more opportunities to cross-sell safety and security and enterprise technologies to Comtech’s historically large international customer base. Additionally, TCS brings new relationships with large U.S. domestic customers, including, among others, Verizon and AT&T, along with longstanding relationships with federal, state and local governments. Importantly, the acquisition of TCS establishes Comtech as a prime contractor on several U.S. government contracts including the Army’s Global Tactical Advanced Communications System (“GTACS”) and the Defense Information Systems Agency’s Custom SATCOM Solutions (“CS2”).

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Provides for meaningful cost synergies and growth prospects.   Upon closing the acquisition of TCS on February 23, 2016, we immediately implemented our acquisition integration plan. As of April 30, 2016, we have reduced combined headcount by approximately 5.0%, reduced duplicative public company expenses and eliminated certain unnecessary functions. Additionally, we have consolidated certain back office systems by combining multiple information technology systems and continue to do so. We believe that in the first full year of combined operations (i.e., from February 23, 2016 to February 23, 2017), we will achieve approximately $8.0 million of synergies and expect to achieve cost synergies of an additional $4.0 million over the subsequent twelve months through the integration of certain product line groups and reduction in planned costs for enterprise software systems.

Key Markets and Our Position
We participate in the market for advanced communication technology solutions serving large, growing end markets including:
Commercial Solutions Segment
Communication Technologies
We offer communication technologies with particular expertise in the satellite communications industry, which is undergoing a period of significant growth and rapid technological change. Our Commercial Solutions segment manufactures most of the satellite-based communication equipment we sell to our customers.
The Satellite Industry Association estimates that the Satellite Ground Equipment industry generated revenue of  $58.3 billion in 2014 and grew at a rate of 5%. The backdrop of satellite industry growth and rapid technological change will require wide-sweeping deployment and upgrades of ground-based systems, including satellite earth stations, as well as integration of high-performance amplifiers used for high-performance systems and applications. In addition, demanding, high-performance applications of satellite communication technologies, such as satellite-based wireless backhaul, direct-to-home (“DTH”) High Definition (“HD”) and 4K broadcasting, and in-flight connectivity, are proliferating.
We believe that Comtech is well positioned to capitalize on this industry growth and change through sales of our market leading, high performance communication technologies and products, including our Single Carrier per Channel (“SCPC”) satellite modems, solid-state amplifiers, HeightsTM Networking Platform and advanced Very Small Aperture Terminal (“VSAT”) products. Examples of end-market applications that are driving demand for our satellite-based communication technologies include:
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Satellite-Based Cellular Backhaul.   Demand for satellite-based cellular backhaul services is anticipated to grow rapidly as a result of the increased penetration of smart cellular phones and both 3G and 4G cellular network upgrades in developing regions of the world. As mobile data penetration expands and mobile data consumption increases, wireless carriers must invest in their mobile network infrastructure. In developing regions of the world and in remote areas where terrestrial network infrastructure is lacking, wireless network operators often backhaul, or transport, their wireless data traffic using satellite-based networking technologies. Northern Sky Research estimates that satellite backhaul equipment and services revenue will grow from $1.4 billion in 2013 to $3.7 billion by 2023, representing a 9.9% compound annual growth rate. Comtech will be well-positioned to serve the high-performance, high availability needs of satellite-based cellular backhaul through sales of our leading SCPC modems and solid-state amplifiers.

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Launch of New, High Throughput Satellites.   According to industry research firm Northern Sky Research, more than 100 new High Throughput Satellite (“HTS”) payloads and satellites are expected to launch over the next decade, leading to increasingly complex satellite networks. As service providers work to offer connectivity to these high-speed, high-bandwidth satellites and expand their networks to handle the demand for new HTS applications, we believe they will require new installations and upgrades of equipment.

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High Definition and Ultra-High Definition Broadcasting.   In recent years, consumers have purchased millions of High Definition televisions and more recently, Ultra-High Definition or “4K” televisions. DirecTV has stated that it expects to be broadcasting between 50 and 70 4K channels by 2020. Also, Northern Sky Research projects that there will be over 820 channels of satellite DTH 4K broadcast content by 2025. HD and 4K broadcasting requires a significant amount of satellite bandwidth, which will require satellite service providers to upgrade equipment and find new ways to manage the cost and transmission efficiency of their networks. We believe that these requirements will drive increased demand for new SCPC-based modems, our Ka-frequency based 500 Watt TWTA, our Heights™ products and our new SuperPowerTM TWTAs, which can double TWTA output power and provide direct replacement for bandwidth deficient klystron power amplifiers (“KPAs”).

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In-Flight Connectivity.   Consumer demand for anytime, anywhere connectivity is rapidly rising. As a result, airlines worldwide are deploying in-flight connectivity and entertainment systems. Based on a 2015 report published by Persistence Market Research, the in-flight WiFi market is expected to expand at a 15% compound annual growth rate from 2015 to 2021. To fulfill the surging demand in this end market, we intend to serve as a key supplier of amplifier components used for in-flight Ku-band connectivity systems.

Safety and Security Technologies
Our Commercial Solutions segment offers safety and security solutions that enable 911 cellular call routing, over the Internet using Voice over Internet Protocol (“VoIP”) and across next generation technology. When someone places an emergency call using one of these technologies, our software utilized by the major carriers identifies the call as an emergency call, accesses the user’s location information from the wireless network and routes the call to the appropriate public safety jurisdiction.
We intend to continue to invest in and upgrade our 911 capabilities as we believe this market will grow from current levels. We believe our existing customer base has a need for NG911 systems, including 911 text messaging services, advanced data, real-time photos, and other types of information sharing over Internet Protocol (“IP”) networks. According to market research firm Frost & Sullivan, spending on Emergency Services IP Network products and services is forecasted to grow at a compound annual growth rate of 33% between 2013 and 2020. In February 2015, the Federal Communications Commission (“FCC”) enabled $7 billion of funding for the Commerce Department’s FirstNet, a nationwide LTE broadband network for over five million first responders, which encompasses police departments, fire departments, the National Guard, and other emergency service providers using the 700MHz spectrum. Comtech is currently installing a similar LTE 700MHz network, which includes wearable devices and body cameras, for a foreign government’s first responders. Our FirstNet opportunities include systems integration, satellite and location infrastructure terminals, and linkage to NG911 Emergency Services IP Networks (“ESInet”).
According to market research firm Frost & Sullivan, the NG911 market is expected to grow at a compound annual growth rate of 35% to reach $600 million by 2020. As a result, we have implemented and will continue to implement pilot programs of our market leading U.S. solutions in foreign countries. Our NG911 solutions have been deployed since 2006 and currently serve millions of people. These next generation solutions currently support over 500 public safety answering points (“PSAPs”) with production services in over 30 states. Key Enhanced 911 (“E911”) capability upgrades include: Text-to-911, indoor location accuracy and multimedia messaging.
Enterprise & Trusted LocationTM Technologies
Our Commercial Solutions segment offers enterprise application technologies including location-based technology, such as Trusted LocationTM, Look4TM, Indoor Location, text messaging platforms, and VirtuMedix®.

Leveraging our leading location-based technology expertise, we have developed a wide range of commercial solutions to help address mapping, routing, and geolocation, to help reduce cybercrime and fraud, as well as to enhance public safety. According to ABI Research, the market for location-based services is expected to reach $400 million by 2018. Our Trusted LocationTM product is a software-based scoring system that allows providers to accurately determine a mobile device’s location and identify fraudulent behavior (e.g., location spoofing) and other security risks, for example during mobile-based financial transactions. Our Look4TM application allows customers to build their own applications that include our location-based technology. Look4TM allows enterprise customers to offer their end-customers functionality such as maps, search, geocoding, routing and navigation using their brand. We believe that enterprise customers are increasingly looking for an alternative to free mapping services that are subject to change by the provider and may not meet the enterprise’s privacy and security requirements. Our Indoor Location solution enables the determination of a cell phone user’s geospatial position in environments where traditional Global Positioning System (“GPS”) / global navigation satellite system and cellular technologies do not work well (such as inside office buildings). There is an FCC mandate that emergency services must incorporate this technology and we believe other markets will follow, utilizing more precise location information in mobile applications as well as in driverless cars and Command, Control, Communications, Intelligence, Surveillance and Reconnaissance (also known as “C4ISR”) systems. We provide services to support these applications, and our platform is used to provide “Connected Car” connectivity.
Our text messaging platforms are used by wireless carriers to provide Short-Messaging Service (“SMS”) to their end-customers and are also used to communicate with 911 public safety answering points through major network operators. For our installed base of systems, we provide ongoing operational support, including administration of system components, system optimization, and configuration management. Maintenance services include tracking customer support issues, trouble shooting, and developing and installing maintenance releases.
The VirtuMedix® product is a new secure digital health platform that we have developed and is accessible from nearly any personal electronic device, connecting patients and providers to enable virtual healthcare. Changes in health regulations and reimbursement models have created a new market opportunity and we are focusing our marketing and development efforts on capturing a portion of this emerging market.
Government Solutions Segment
Our Government Solutions segment offers integrated satellite equipment and designs, installs and operates data networks that integrate computing and communications (including both satellite and terrestrial links). In addition, our Government Solutions segment provides ongoing network operation and management support services including telecom expense management and project management and fielding and maintenance solutions related to satellite ground terminals and related systems.
Command & Control (C4ISR) Technologies
With persistent threats from state and non-state actors, governments seek to mitigate these threats using information to increase decision-makers’ situational awareness. This information is collected through various surveillance platforms, such as radars and unmanned aerial vehicles (“UAVs”) and transferred and processed through secure communications networks.
Comtech offers solutions to help close the security gap in an era of information-based, network-centric warfare. U.S. and foreign governments use our over-the-horizon microwave systems to, among other things, transmit radar tracking and air defense information and to connect remote border locations. We also offer satellite transceivers used by militaries to track and communicate with friendly forces and offer cybersecurity and training. Our amplifiers support high capacity U.S. military satellite systems and our broadband solid state amplifier products are a key component in communications systems used to support U.S. special operations forces. In addition, advanced UAVs use our integrated solid state products as part of their data link systems. U.S. and foreign military customers use our solid state amplifiers in a variety of electronic warfare systems such as jamming, broadcasting and deception in addition to simulation, communication, radar, counter measure and IFF systems.

Moreover, governments around the world have historically allocated large portions of their defense budgets to platform-based programs – for example, the development, acquisition, operation and maintenance of aircrafts and ships. However, with increasing security threats and increasingly constrained budgets, the new capital allocation mentality in the defense industry is that incremental investment in old platform programs is seen as starving funding from data-centric investments which do more to close the security gap. The global C4ISR market, which addresses data-centric needs, exceeded $120 billion in 2014, according to market research firm Research and Markets, and is expected to grow 4% per year through 2019, according to market research firm Technavio.
In addition, the U.S. federal government cybersecurity budget is growing, reaching $14 billion for fiscal 2016, according to the U.S. Office of Management and Budget. Increasing focus by government agencies to protect their online assets has brought the importance of cybersecurity and associated solutions to the forefront. As such, we have developed a number of cybersecurity training solutions to meet the U.S. government’s surging demand for qualified personnel. We are proficient in the recruitment and development of cyber professionals and offer our Art of Exploitation training program. This training program covers a clear set of leading methodologies.
Troposcatter Technologies
Over-the-horizon microwave systems, sometimes referred to as troposcatter systems, are extremely reliable and secure. Over-the-horizon microwave communication is a cost-effective, secure alternative to satellite communication as it does not require the leasing of expensive satellite transponder space with its attendant recurring costs. Traditional end-users of our troposcatter equipment have included the U.S. government and foreign governments that utilize our systems to, among other things, transmit radar tracking data, run C4ISR applications, and connect remote border locations. Additionally, energy companies use our systems to enable communication links for offshore oil rigs and other remote locations, as well as for exploration activities. Our over-the-horizon microwave systems, which include our patented forward error correction technology, are able to transmit video and other broadband applications at throughputs of up to 50 megabits per second (“Mbps”).
We believe the market for troposcatter technologies is poised for growth. We believe many emerging and developing countries will be required to further develop and upgrade their commercial and defense communications systems. Many of these countries lack the financial resources to install extensive land-based networks, particularly where they have large geographic areas or unfriendly terrain that make the installation of land-based networks more costly. We believe our over-the-horizon microwave technologies often provide affordable and effective solutions to meet the requirements for communications services in these countries and that long-term demand will increase.
Our Modular Tactical Transmission System (“MTTS”), the first truly modular, rapidly deployable transit case-based troposcatter system, which has recently been purchased by the U.S. Army, has been incorporated into the Secret internet protocol router and Non-secure internet protocol router Access Point (“SNAP”) family of products used by the U.S. military and called the Tactical Transportable TROPO (“SNAP 3T”) or AN/TRC 198(V3). Numerous SNAP 3T terminals have been deployed by the U.S. Army in recent years and we believe that the U.S. Army intends to deploy a significant number of units in the future. We are currently developing next generation troposcatter modems that will provide significant reductions in size, power and weight as compared to currently available models. We believe these next generation modems will facilitate further market expansion over the next several years.
RF Power and Switching Technologies
Our high-power solid-state amplifiers and related technologies are utilized in several critical applications including: electronic warfare, communications, radar, IFF, and medical applications. We believe the demand for our RF power and switching technologies is growing.

In the electronic warfare marketplace, we support legacy systems and are participating in the migration to small airborne platforms, which require smaller and lighter amplifiers. We expect the U.S. Department of Defense (“DoD”) to focus on and develop small airborne platforms, including funding initial proof of concept systems and funding production. Our increasingly data centric world is driving the need for improved data link systems with manned and unmanned platforms. Our solutions increase the flexibility of systems by providing wider bandwidth capabilities to address communication needs.
We also believe that the desire for increased situational awareness of the airspace is driving opportunities for our radar and IFF products, which are used by government customers around the world. Our high power and high reliability gallium nitride (“GaN”) amplifier technology is increasingly being used both to update existing radar systems for improved sensitivity and range as well as for new radar installations. In addition to technologies that enhance performance of primary radars, we also supply solutions for IFF systems that provide positive identification of radar targets. Governing bodies are requiring the implementation of spectrum friendly systems which in turn is driving market need for new hardware for our advanced performance systems.
The medical industry is also using our technologies in oncology and hypothermic cancer treatment systems. These systems improve treatment precision, reduce marginal costs and allow for higher insurance reimbursement rates. These increased reimbursement levels are strong incentives to upgrade facilities with the latest available technologies.
Competitive Strengths
We believe we will remain a leading provider of advanced communications solutions for both commercial and government customers worldwide for the foreseeable future due to our competitive strengths including:
We Have Significant Exposure to Large, Growing End Markets
We believe Comtech is well positioned to capitalize on some of the most significant emerging technology trends occurring worldwide and that customers around the world will increasingly turn to us to fulfill their needs for secure wireless communications in some of the most demanding environments, including those where traditional communications are unavailable or cost-prohibitive, and in mission-critical scenarios where performance is crucial. These important emerging technology trends include growth in global wireless penetration and mobile data consumption, proliferation of mobile applications requiring trusted location data, widespread deployment of in-flight connectivity solutions by airlines worldwide, and the rapidly expanding breadth of HD and 4K broadcasting content.
We Believe We Are a Market Leader in the End-Markets That We Serve
Commercial Solutions Segment
Communication Technologies — We believe we are the leading provider of SCPC satellite earth station modems. Many of our key satellite earth station products incorporate Turbo Product Code (“TPC”) forward error correction technology and our licensed DoubleTalk® Carrier-in-Carrier® bandwidth compression technology which enable our customers to optimize their satellite networks by either reducing their satellite transponder lease costs or increasing data throughput. We believe we are a leader in the TWTA market and we differentiate our product offerings by our ability to develop the most efficient size, weight and power profile. Our TWTA amplifiers are vital to satellite communication applications such as traditional broadcast, DTH broadcast and satellite newsgathering. We provide solid-state amplifiers that are also used to amplify signals carrying voice, video or data for air-to-satellite-to-ground communications. For example, our amplifiers, when incorporated into an aircraft satellite communication system, can provide passengers with email, Internet access and video conferencing. Certain of our high-powered amplifiers are AS-900 (an airborne quality standard certification) certified. We have received major amplifier production awards for the in-flight connectivity market and we believe we are the leader in this growing segment of the market.

Public Safety Technologies — We believe that we are a leader in public safety communication technologies used for delivery of 911 calls and estimate that, as of April 30, 2016, we route approximately 50% of all U.S. wireless 911 calls and have an approximate 30% market share for VoIP 911 calls. In addition, as of April 30, 2016, we are responsible for more than 50% of nationwide Text to 911 deployments. We are now one of two companies fulfilling FCC requirements for E911 call-routing to PSAPs for wireless and VoIP network operators. E911 refers to 911 calls for both wireline and wireless telephones that are enhanced to provide location information of the caller. We are focusing our marketing and research and development efforts to meet NG911 system standards. NG911 refers to an IP-based system that allows digital information (e.g., voice, photos, videos, text messages) to flow seamlessly from the public, through the 911 network, and on to the appropriate emergency responders.
Enterprise Technologies — Our SMS Center software has been used by wireless carrier subscribers to send and receive text or data messages to and from wireless devices since 1997. We provide ongoing operational support for our installed base of systems, including administration of system components, system optimization and configuration management. In April 2016, we were issued a U.S. patent for our Location Trust Score technology, a unique process we developed to reliably identify a mobile location by generating a “Location Trust Score.” Additionally, we have developed a location-based services platform that we refer to as Location StudioTM. This platform includes Look4TM geo-services which enable customers to build their own applications powered by our location-based technology and a cloud-based positioning engine. We believe the positioning of Location StudioTM is unique in the industry and is an appealing alternative to free consumer-based mapping services which are subject to change by the supplier and which may not meet an enterprise’s privacy and security requirements.
Government Solutions Segment
Command and Control Technologies — Since 2006, TCS has been a key supplier to the U.S. Army for SNAP products. We are a prime contractor under two additional, 5-year indefinite delivery, indefinite quantity defense contract vehicles: the Army’s Global Tactical Advanced Communications Systems contract with twenty awardees and a maximum value of  $10 billion, and the Defense Information Systems Agency’s Custom SATCOM Solutions contract with eight awardees and a maximum value of $2.6 billion. In September 2015, TCS was named the awardee of a competitive five-year contract extension (a base plus five option periods) valued at approximately $68 million to provide DoD personnel with curriculum development and training services to support cybersecurity workforce development.
Troposcatter Technologies — We have designed, manufactured and sold over-the-horizon microwave products and systems for approximately forty years and believe we are the leading supplier in this specialized product line. We believe we offer the only available adaptive troposcatter modem operating at 50 Mbps. Our MTTS systems provide a high capacity, beyond-line-of-sight modular communications system designed for easy and rapid deployment. Our MTTS systems also offer seamless compatibility and interoperability with legacy-fielded troposcatter systems currently used by the U.S. military, including all versions of the AN/TRC-170.
RF Power & Switching Technologies — We are one of the largest independent suppliers of broadband, high-power, high-performance RF microwave amplifiers, which reproduce signals with high power and are extremely complex and critical to the performance of the systems into which they are incorporated. Many of these amplifiers are produced in-house by large companies; however, our expertise has created a cost-effective and technologically superior alternative to in-house sourcing. Some of the companies who have outsourced amplifier production to us include Rockwell Collins, Inc., Thales Group, European Aeronautic Defense and Space Company (“EADS”), Telephonics Corporation, Northrop Grumman Corporation, BAE Systems PLC and Raytheon Company. Our amplifiers are also used in oncology treatment systems that allow physicians to give cancer patients higher doses of radiation that are more closely focused on cancerous tissue, thereby minimizing damage to healthy tissue.

We Believe We Provide Industry Leading Innovation, Capabilities and Solutions
We have established a leading position of technology innovation in our fields through internal and customer-funded research and development activities. Our research and development activity has yielded significant advances and we have recently announced advanced communication solutions based on these investments that are expected to position us for future growth. Examples of our industry-leading innovation include:
Our HeightsTM Networking Platform — An advanced networking platform that combines our most efficient waveforms, compression engines and the ability to provide dynamic bandwidth and power management to meet the demands of customers operating on traditional fixed satellite service systems (“FSS”) while providing advantages for customers who plan to transition to HTS systems in the future. Our HeightsTM platform, a successor to our advanced VSAT series of products, is ideally suited for cellular backhaul, universal service obligation networks and other applications that require high performance in a hub-spoke environment.
Our New Line of SuperPowerTM TWTAs — In March 2015, we introduced new breakthrough Ku-band and DBS-band SuperPowerTM TWTAs that can double TWTA output power and provide direct replacement for KPAs in satellite communications uplink applications. Based on positive customer reaction to this new product, we believe this innovation will drive market growth.
Our Gallium Nitride Based Amplifiers — These amplifiers offer an efficient size, weight and power profile and incorporate Gallium Nitride technology into our products which allows us to offer customers more powerful and higher efficiency amplifiers. With continued technology evolution in the GaN semiconductor marketplace, we have been successful in developing solid state products with our GaN semiconductor partners that are achieving power levels of traditional tube amplifier products. We believe this will create opportunities to replace difficult to utilize amplifiers that use antiquated technology and are more expensive to operate.
Our New Trusted Technology Location Solutions — In order to determine a cellular phone user’s location, many companies utilize technology that combines wireless network-derived location data with data from the phone’s on-board global positioning system receiver. In April 2016, we were issued a U.S. patent for our Location Trust Score technology. This patent grants us important intellectual property protection and licensing opportunities for a unique process that identifies the reliability of a stated mobile location by generating a “Location Trust Score.” We believe this technology is a major breakthrough in providing secure, accurate and reliable information. Our Location Trust Score technology is a powerful tool for identifying fraud, preventing “false positive” denials of services, and confirming location compliance for regulated industries.
We Have a Diverse Customer Base that Can Be Further Penetrated and Expanded
We have established longstanding relationships with hundreds of customers worldwide. Our customers include leading system and network suppliers in the global satellite, defense, broadcast and aerospace industries, as well as the U.S. and foreign governments.
Our satellite earth station products and our high-power amplifiers are used by hundreds of international customers including mobile cellular network providers and governments around the world. We also have ongoing relationships with the U.S. Air Force, U.S. Navy, U.S. Army and other government agencies. Our global commercial and government customers are increasingly seeking integrated solutions to meet their operational needs. We believe that our customers recognize our ability to develop improved technologies and to meet stringent program requirements.
Given the expansion of our solution portfolio as a result of the TCS Acquisition, we intend to leverage relationships with our customers to introduce them to our expanded portfolio of technology solutions. Additionally, we hope to expand relationships with U.S.-based telecommunications companies including Verizon Wireless and AT&T (through various divisions, directly and through channels).

Additionally, we expect the TCS Acquisition will further strengthen our relationship with the U.S. government, given its prime position on key contracts. Prior to the acquisition of TCS, we worked with TCS for a number of years to offer the U.S. military a troposcatter system in a transportable flyaway configuration (known as the AN/TCS-198(V3) or SNAP-3T) which is capable of providing seamless compatibility and interoperability with legacy-fielded over-the-horizon microwave systems. Over time, we hope to utilize these prime contracts to facilitate procurement by the U.S. government for our satellite earth station and over-the-horizon microwave equipment and systems, given the ever increasing amount of C4ISR information that is being generated. There are a number of large U.S. government programs that we continue to pursue and believe that we will be successful in capturing.
We Have a History of Strong Cash Flow Generation and Dividend Payments
Comtech’s legacy business (which excludes the TCS Acquisition) has generated substantial operating cash flow and has had relatively low capital expenditures. For the three-year period ended July 31, 2015, Comtech’s total net cash provided from operating activities was approximately $94.0 million, in the aggregate. TCS generated substantial operating cash flow while also reinvesting significant amounts into new product and technology development. For the three-year period ended December 31, 2015, TCS’s total net cash provided from operating activities was approximately $51.4 million, in the aggregate.
Since September 2010, we have paid quarterly dividends pursuant to an annual targeted dividend amount established by our Board of Directors. The current annual targeted dividend is $1.20 per common share and we have paid quarterly dividends for 23 consecutive quarters. Comtech has historically had low capital expenditure requirements and we believe that TCS is nearing the end of a significant product development cycle. As such, although the TCS Acquisition has significantly increased our required payments for interest expense and debt repayment, we believe we will continue to generate significant cash flows from operating activities to fund capital investments and new product and technology development, and to pay future dividends.
Our Strategies
We intend to focus our short-term efforts on maximizing the strategic benefits of the acquisition of TCS as follows:
•
Commercial Solutions Segment — We have begun to focus efforts to cross-sell existing Comtech international carrier customers with our new location-based services such as safety and security technologies and navigation and texting solutions. Our Trusted LocationTM software, which is currently being used by commercial customers to validate a user’s precise location for purposes such as fraud prevention also has numerous applications in law enforcement and intelligence, including the tracking of targets and soldiers on the battlefield. Similarly, we are using the intellectual property originally developed to support the 911 call routing business to offer solutions to telehealth and telematics customers. We are focused on identifying similar opportunities across the product lines, and have established a committee that is responsible for identifying existing capabilities that can be deployed in new markets and for developing a go-to-market strategy.

•
Government Solutions Segment — We will now be able to compete for a larger number of government contracts as a result of increased scale, prime contracting experience, key past performance qualifications and technology resources of the combined business. Furthermore, TCS has historically procured modems and amplifiers used in its equipment, such as our SNAP deployable satellites, from third parties. We are currently in the process of having our equipment certified for inclusion on these programs, which will allow us to displace existing third party providers and control and enhance overall system performance.

Over the longer term, we intend to manage our business with the following principal corporate business strategies:
•
Seek leadership positions in markets where we can provide differentiated product and technology solutions;

•
Identify and participate in emerging technologies that enhance or expand our product portfolio;

•
Maximize responsiveness to our customers, including offering more integrated solutions;

•
Strengthen our diversified and balanced customer base; and

•
Pursue acquisitions of complementary businesses and technologies.

We are excited about the future and believe that given our competitive strengths, we will be able to execute our principal corporate strategies and position ourselves for future growth.
Corporate Information
We are incorporated in the state of Delaware and were founded in 1967. Our principal executive offices are located at 68 South Service Road, Suite 230, Melville, New York 11747. Our telephone number is (631) 962-7000. We maintain a website at www.comtechtel.com. The information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

The Offering
The summary below contains basic information about this offering. It does not contain all of the information that is important to you. You should read this prospectus supplement and accompanying prospectus and the documents incorporated by reference in this prospectus supplement and accompanying prospectus carefully before making an investment decision.
Issuer
Comtech Telecommunications Corp.
Common stock offered by us
7,145,000 shares of common stock.
Common stock to be outstanding after this offering
23,316,079 shares of common stock.
Underwriters’ option
The underwriters have a 30-day option to purchase up to 1,071,750 additional shares of common stock.
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $94.0 million (or approximately $108.3 million if the underwriters exercise their option to purchase additional shares of common stock in full), after deducting the underwriters’ discounts and commissions and estimated offering expenses.
We intend to use the net proceeds from this offering and from the underwriters’ exercise of their option to purchase additional shares of common stock, if any, to repay borrowings under our Secured Credit Facility (as defined herein) and for working capital and general corporate purposes. See “Use of Proceeds.”
Dividend policy
The current targeted dividend amount that was established by our Board of Directors is $1.20 per common share. Future dividends are subject to our Board of Directors’ approval and compliance with financial covenants associated with our Secured Credit Facility. See “Price Range of Common Stock and Dividend Policy.”
Risk factors
Investing in our shares of common stock involves substantial risks. See “Risk Factors” in this prospectus supplement and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a description of certain of the risks you should consider before investing in our common stock.
NASDAQ Global Select Market symbol
“CMTL.”
Conflicts of Interest
Citigroup Global Markets Inc., BMO Capital Markets Corp. and Santander Investment Securities Inc. are each deemed to have a “conflict of interest” under the applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”) because we expect that affiliates of Citigroup Global Markets Inc., BMO Capital Markets Corp. and Santander Investment Securities Inc. will each receive more than five percent of the net proceeds from this offering as a result of the repayment of a portion of the outstanding borrowings under our Secured Credit Facility. See “Underwriting (Conflicts of Interests).”

The number of shares of our common stock outstanding after this offering is based on the number of shares of our common stock outstanding as of April 30, 2016 and excludes:
•
2,362,198 shares of common stock issuable upon the vesting and exercise of outstanding stock options at a weighted average exercise price of  $28.87 per share;

•
183,665 shares of common stock issuable upon the vesting and conversion of outstanding performance shares;

•
39,799 shares of common stock issuable upon the vesting and conversion of outstanding restricted stock units and restricted stock; and

•
8,503 shares of common stock issuable upon the conversion of outstanding and vested share units.

Unless we specifically state otherwise, the information in this prospectus supplement does not take into account the issuance of up to 1,071,750 additional shares of common stock, which the underwriters have the option to purchase from us.

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OTHER DATA
The summary historical consolidated financial results and other data presented below are for the periods ended and as of the dates indicated. They are not necessarily indicative of financial results to be achieved in future periods and should be read together with the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and the related notes, each included elsewhere in this prospectus supplement or incorporated by reference.
The financial information for the fiscal years ended July 31, 2013, 2014 and 2015 and as of July 31, 2014 and 2015 has been derived from Comtech’s audited consolidated financial statements that are included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2015 and incorporated by reference into this prospectus supplement. The financial information as of July 31, 2013 has been derived from Comtech’s audited consolidated financial statements that are not incorporated by reference in this prospectus supplement. The financial information for the nine months ended April 30, 2015 and 2016 and as of April 30, 2016 has been derived from Comtech’s unaudited consolidated interim financial statements included in our Quarterly Report on Form 10-Q for the nine months ended April 30, 2016 and incorporated by reference into this prospectus supplement.
The summary unaudited pro forma condensed combined statements of operations set forth below for the fiscal year ended July 31, 2015 and the nine months ended April 30, 2016 is based on the historical financial statements of Comtech and TCS after giving effect to the TCS Acquisition as if it had occurred on August 1, 2014. Additional assumptions and adjustments are described in the unaudited pro forma condensed combined financial information included in our Current Report on Form 8-K dated June 13, 2016 and incorporated by reference into this prospectus supplement.
The summary unaudited pro forma condensed combined financial information set forth below has been presented for informational purposes only and is not necessarily indicative of what our financial position or results of operations actually would have been had the TCS Acquisition been completed as of the dates indicated. The summary unaudited pro forma condensed combined financial information should be read in conjunction with the unaudited pro forma condensed combined financial information incorporated by reference in this prospectus supplement, including the notes thereto, and with our historical consolidated financial statements and accompanying notes and those of TCS, which are incorporated by reference in this prospectus supplement. See “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement.

	Pro Forma Combined Fiscal Year Ended July 31, 2015	Fiscal Years Ended July 31,			Pro Forma Combined Nine Months Ended April 30, 2016	Nine Months Ended April 30,
		2015	2014	2013		2016	2015
	(unaudited)				(unaudited)	(unaudited)
	(in thousands, except per share amounts)
Consolidated Statement of Operations Data:
Net sales	$665,316	$307,289	$347,150	$319,797	$460,134	$258,627	$229,826
Cost of sales	382,843	168,405	195,712	178,967	285,896	149,596	124,318
Gross profit	282,473	138,884	151,438	140,830	174,238	109,031	105,508
Expenses:
Selling, general and administrative	148,636	62,680	67,147	63,265	119,582	60,818	46,557
Research and development	73,361	35,916	34,108	36,748	51,160	28,216	28,267
Acquisition plan expenses	—	—	—	—	629	20,689	—
Amortization of intangibles	25,480	6,211	6,285	6,328	16,567	7,348	4,682
	247,477	104,807	107,540	106,341	187,938	117,071	79,506
Operating income (loss)	34,996	34,077	43,898	34,489	(13,700)	(8,040)	26,002
Other expense (income):
Interest expense	17,775	479	6,304	8,163	12,591	3,621	406
Interest (income) and other expense	847	(405)	(913)	(1,167)	(545)	(227)	(281)
Income (loss) before provision for (benefit from) income taxes	16,374	34,003	38,507	27,493	(25,746)	(11,434)	25,877
Provision for (benefit from) income taxes	7,679	10,758	13,356	9,685	9,443	(994)	8,107
Net income (loss)	$8,695	$23,245	$25,151	$17,808	$(35,189)	$(10,440)	$17,770
Net income (loss) per share:
Basic	$0.54	$1.43	$1.58	$1.05	$(2.17)	$(0.65)	$1.10
Diluted	$0.53	$1.42	$1.37	$0.97	$(2.17)	$(0.65)	$1.08
Weighted average number of common shares outstanding – basic	16,203	16,203	15,943	16,963	16,184	16,184	16,220
Weighted average number of common and common equivalent shares outstanding – diluted	16,418	16,418	20,906	23,064	16,184	16,184	16,468
Dividends declared per issued and outstanding common share as of the applicable dividend record date	$1.20	$1.20	$1.175	$1.10	$0.90	$0.90	$0.90

	As of July 31,			As of April 30,
	2015	2014	2013	2016
	($ in thousands)
Consolidated Balance Sheet Data
Cash and cash equivalents	$150,953	$154,500	$356,642	$69,112
Total assets	473,877	473,852	681,815	903,328
Total liabilities	72,468	76,927	277,753	523,530
Total stockholders’ equity	401,409	396,925	404,062	379,798
Non-GAAP Financial Data
This prospectus supplement contains a Non-GAAP financial metric titled Adjusted EBITDA for the Company, which represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation, acquisition plan expenses, restructuring (benefits) charges related to the wind-down of the microsatellite product line, strategic alternatives analysis expenses and other non-recurring expenses. We expect to continue to incur expenses similar to the aforementioned items and investors should not infer from our presentation of Adjusted EBITDA that these costs are unusual, infrequent or non-recurring. Adjusted EBITDA is a Non-GAAP operating metric used by management in assessing Comtech’s operating results. Comtech’s definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies, including similarly titled measures used by TCS prior to its acquisition by Comtech.
These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct Comtech’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP in the below tables, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring.
Adjusted EBITDA is also a measure frequently requested by Comtech’s investors and analysts. Adjusted EBITDA should only be considered as a supplement, and not a substitute, to GAAP metrics such as net income. Comtech believes that investors and analysts may find Adjusted EBITDA useful, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

The following is a reconciliation of net income, the most comparable GAAP measure, to Adjusted EBITDA:
	Pro Forma Combined Fiscal Year Ended July 31, 2015	Fiscal Year Ended July 31,			Pro Forma Combined Nine Months Ended April 30, 2016	Nine Months Ended April 30,
		2015	2014	2013		2016	2015
	(in thousands)

GAAP net income (loss)	$8,695	$23,245	$25,151	$17,808	$(35,189)	$(10,440)	$17,770
Income taxes	7,679	10,758	13,356	9,685	9,443	(994)	8,107
Interest income and other	847	(405)	(913)	(1,167)	(545)	(227)	(281)
Interest expense	17,775	479	6,304	8,163	12,591	3,621	406
Amortization of stock-based compensation	9,240	4,363	4,263	3,130	15,750	3,166	3,642
Amortization of intangibles	25,480	6,211	6,285	6,328	16,567	7,348	4,682
Depreciation expense	16,867	6,525	6,721	7,837	12,601	6,078	4,896
Acquisition plan expenses	—	—	—	—	629	20,689	—
Restructuring (benefits) charges related to wind-down of microsatellite product line	—	—	(56)	458	—	—	—
Strategic alternatives analysis expenses	585	585	225	—	6,246	—	585
Other non-recurring expenses	1,500	—	—	—	—	—	—
Adjusted EBITDA	$88,668	$51,761	$61,336	$52,242	$38,093	$29,241	$39,807

In addition, this prospectus supplement contains a Non-GAAP financial metric titled Adjusted EBITDA for TCS for its fiscal year ended December 31, 2015. Adjusted EBITDA for TCS represents earnings before interest, income taxes, amortization of deferred financing fee and other income (expense), stock based-compensation expense, depreciation and amortization of intangibles (including capitalized software by TCS), and strategic alternatives analysis expenses and other. Adjusted EBITDA is a Non-GAAP operating metric used by Comtech management in assessing TCS’s operating results. The Company’s definition of Adjusted EBITDA for TCS may differ from the definition of Adjusted EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies, including similarly titled measures used by Comtech or TCS prior to its acquisition by Comtech.
The following is a reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA of TCS:
TCS Fiscal Year Ended December 31, 2015
(in thousands)
GAAP net loss	$(5,410)
Income taxes	1,779
Interest expense, amortization of deferred financing fee and other income (expense), net	8,356
Stock-based compensation expense	5,040
Depreciation and amortization (including intangibles and capitalized software)	17,653
Strategic alternatives analysis expenses and other	6,246
Adjusted EBITDA	$33,664

RISK FACTORS
Investment in our common stock involves risks. You should carefully consider the risks and uncertainties described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, including risk factors described in our Annual Report on Form 10-K for the fiscal year ended July 31, 2015, and our Quarterly Reports on Form 10-Q for the quarterly periods ended October 31, 2015, January 31, 2016 and April 30, 2016, each as updated by our subsequent filings under the Exchange Act. See “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Risks Related to our Business
Our fiscal 2016 and fiscal 2017 business outlook, which now includes our assumptions related to the TCS business, is difficult to forecast and operating results are subject to significant fluctuations and are likely to be volatile.
Our new orders, net sales and operating results, including our net income and earnings per share, may vary significantly from period to period because of other factors including: sales mix; fluctuating market demand; price competition; new product introductions by our competitors; fluctuations in foreign currency exchange rates; unexpected changes in the timing of delivery of components or subsystems; the financial performance of acquisitions; new accounting standards relating to acquisitions and revenue recognition; political instability; regulatory developments; changes in income tax rates or tax credits; the price and expected volatility of our stock (which will impact, among other items, the amount of stock-based compensation expense we may record); and general global economic conditions.
We have experienced, and will experience in the future, significant fluctuations in new orders, net sales and operating results, including our net income and earnings per share from period to period. A large portion of our Commercial Solutions segment net sales are derived from products such as satellite earth station equipment and certain traveling wave tube amplifier products that generally have short lead times. As a result, bookings and backlog related to these products are extremely sensitive to short-term fluctuations in customer demand. A large portion of our Government Solutions segment net sales also are derived in part from large U.S. Government programs or large foreign government opportunities that are subject to lengthy sales cycles and are therefore difficult to predict.
Additionally, on February 23, 2016, we completed the acquisition of TCS for approximately $340.4 million (transaction equity value). Although we are familiar with the business and environment in which TCS operates, in light of the acquisition of TCS, we may not be able to forecast our results with the same level of precision as we have historically been able to. Pursuant to accounting rules, the acquisition of TCS is expected to result in a material increase in annual amortization expense related to intangibles and possible other fair value adjustments. We have completed a preliminary analysis of such amortization expense but have not yet finalized our analysis of these fair value adjustments.
Our fiscal 2016 (and to a much lesser extent fiscal 2017) operating results are expected to be impacted by approximately $48.0 million of expenses relating to the acquisition of TCS which include significant amounts for: (i) change-in-control payments, (ii) severance payments, (iii) costs associated with establishing a $400.0 million Secured Credit Facility, (iv) professional fees for financial and legal advisors for both Comtech and TCS, and (v) certain integration costs. Some of the costs were immediately expensed upon the closing of the acquisition, some of which are expected to be expensed during the first year following the closing and some of which were deferred in accordance with purchase accounting rules. We continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred. Because we continue to perform an analysis and assessment of the fair values of assets acquired and liabilities assumed as well as the accounting treatment related to expected transaction and merger related expenditures, it will be difficult to forecast our GAAP operating results.

The continued effects of the adverse global economic climate and volatile political conditions have had and could continue to have a material adverse impact on our business outlook and our business, operating results and financial condition.
For the past several years, most of the end-markets for Comtech’s legacy (which excludes TCS) products and services have been significantly impacted by adverse global economic conditions. For example, many of our international end-customers are located in emerging and developing countries that are undergoing sweeping economic and political changes. Many governments around the world have also cut their spending budgets and are under pressure to further reduce them. In our fiscal year 2015 and the first half of fiscal year 2016, global oil and natural gas prices plunged, significantly impairing the ability of our customers in the oil and gas producing regions of the world to invest in telecommunications products and infrastructure. Additionally, the U.S. dollar strengthened against many international currencies, resulting in lower purchasing power for many of our international end-customers because virtually all of our sales are denominated in U.S. dollars. We generate significant sales from Brazil, Russia, India and China as well as other emerging and developing countries. Political conditions around the world are unstable and current and potential future economic sanctions could be imposed on some of our end-customers which could adversely impact our sales. Global international monetary issues and concerns continue to be unsettled and it remains possible that another worldwide credit crisis or recession could occur.
We believe that the aggregation of adverse global economic conditions has resulted in the ongoing suppression of end-market demand for many of the products that we sell and services that we provide. We believe that nearly all of our customers are challenged by capital and operating budget constraints and a difficult credit environment. The impact, severity and duration of these conditions are impossible to predict with precision. Many of our international customers (including our Middle Eastern and African customers) rely on European bank financing to procure funding for large systems, many of which include our equipment. We believe that European financing has been and continues to be difficult to obtain. Volatility of interest rates may cause our customers to be reluctant to spend funds required to purchase our equipment or projects could be postponed or canceled.
Our overall business has not been immune from these adverse conditions and we face an uncertain economic environment. These adverse conditions have impacted, and may continue to impact, our businesses in a number of ways, including:
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Difficulty in forecasting our results of operations — It is difficult to accurately forecast our results of operations as we cannot predict the severity or the duration of the current adverse economic environment or the impact it will have on our current and prospective customers. If our current or prospective customers materially postpone, reduce or even forgo purchases of our products and services to a greater extent than we anticipate, our business outlook will prove to be inaccurate.

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Additional reductions in telecommunications equipment and systems spending may occur — Our businesses have been negatively affected by uncertain economic environments in the overall market and, more specifically, in the telecommunications sector. Our customers have reduced their budgets for spending on telecommunications equipment and systems and in some cases postponed or reduced the purchase of our products and systems. As a result of the ongoing difficult global economic environment, our customers may reduce their spending on telecommunications equipment and systems which would negatively impact both of our reportable operating segments. If this occurs, it would adversely affect our business outlook, net sales, profitability and the recoverability of our assets, including intangible assets such as goodwill.

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Our customers may not be able to obtain financing — Although many of our products are relatively inexpensive when compared to the total systems or networks that they are incorporated into, our sales are affected by our customers’ ability to obtain the financing they may require to build out their total systems or networks and fund ongoing operations. Many of our emerging market customers obtain financing for network build-outs from European commercial banks and/or governments. Our customers’ inability to obtain sufficient financing would adversely affect our net sales. In addition, if the current economic environment and lack of financing results in insolvencies for our customers, it would adversely impact the recoverability of our accounts receivable which would, in turn, adversely impact our results of operations.

We may not realize the anticipated benefits from our acquisition of TCS and related merger and integration activity may divert our resources and management attention.
Given the scale and size of the acquisition of TCS, it has a number of unique risks including:
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We may not be able to manage organizational changes associated with the TCS Acquisition — As of February 1, 2016, in connection with the acquisition of TCS, we reorganized our business into two reportable operating segments: Commercial Solutions and Government Solutions. We may further change our business and organizational structure and streamline and further consolidate certain business processes to achieve greater operating efficiencies. We will face operational and administrative challenges as we work to integrate TCS’s operations into our business. In particular, the acquisition of TCS has significantly expanded the types of products and services that we sell, expanded the businesses in which we engage, and increased the number of facilities we operate, thereby presenting us with significant challenges in managing the substantial increase in scale of our business. These challenges include the integration of a large number of systems, both operational and administrative. We may not be able to successfully manage these organizational changes and the unanticipated disruption to our business that might result from these changes could have a material adverse effect on our business, results of operation and financial condition. In addition, the diversion of our management’s attention to these matters and away from other business concerns could have a material adverse effect on our business, results of operation and financial condition.

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We may not realize the benefits of merger integration costs — Although we expect to realize strategic, operational and financial benefits as a result of the acquisition of TCS, we cannot provide assurance that such benefits will be achieved at all or, if achieved, to what extent. In particular, the success of the acquisition of TCS depends, in part, on our ability to realize anticipated efficiencies and cost savings, primarily through the elimination of redundant functions and the integration of certain operations. No assurance can be given that we will be able to achieve these efficiencies and cost savings within the anticipated time frame, or at all.

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We may experience a loss or adverse effect on customer relationships — The acquisition of TCS may adversely affect the relationships that the combined company has with its customers, service providers and employees. We may experience a loss of, or changes to, TCS’s relationships with its customers or Comtech’s legacy customers, which could negatively impact our business outlook. Accordingly, we may be unable to achieve the same growth, revenues and profitability that TCS has achieved in the past or that it could achieve on a standalone basis or that we expect it to generate for us in the future. Our growth depends in part on expanding relationships with key distribution channels for TCS products such as NG911 solutions. If we are unable to expand our relationships or lose any existing relationship, it could have a material adverse effect on our business, results of operation and financial condition.

The loss of key personnel or our inability to attract and retain personnel could adversely affect our future business, operations and financial results.
Our future success will depend in large part on our ability to hire and retain a sufficient number of qualified personnel, particularly in sales and marketing and research and development. If we are unable to do so, our business could be harmed. Additionally, in connection with our acquisition and integration plans, the TCS corporate executive management team, including the chief executive officer, chief operating officer and chief financial officer, were not retained. As such, our future success depends upon the continued service of our executive officers, and other key sales, engineering and technical staff. The loss of the services of our executive officers and other key personnel could harm our operations. We would be harmed if one or more of our officers or key employees decided to join a competitor or if we failed to attract qualified personnel.
Accordingly, no assurance can be given that we will be able to attract or retain key management personnel and other key employees to the same extent that we, or TCS, have previously been able to attract or retain employees. In addition, we might not be able to locate suitable replacements for any such key employees who leave us or offer employment to potential replacements on satisfactory terms.

In connection with the acquisition of TCS, we have entered into a Senior Credit Facility which contains various covenants that impose restrictions on us that may affect our ability to operate our businesses, limit our ability to plan for or respond to changes in our business and reduce our profitability.
In connection with the acquisition of TCS, we have entered into a Secured Credit Facility which provides for borrowing availability of up to $400.0 million. As of April 30, 2016, we had approximately $348.8 million of borrowings under the Secured Credit Facility consisting of  $246.9 million of a $250.0 million Term Loan A and $101.9 million of draw-downs of a revolving credit line. We may not be able to comply with required prepayment schedules which require interim payments and which must be fully paid by February 23, 2021.
We expect to use a substantial portion of this equity offering and cash flow generated from our future operations to make payments on our debt obligations; however, our ability to do so will be subject to the general risks and uncertainties of our business and this equity offering.
Our substantial debt obligations could impede, restrict or delay the implementation of our business strategy or prevent us from entering into transactions that would otherwise benefit our business. For example:
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we may be required to dedicate a substantial portion of our cash flows from operations to payments on our indebtedness, thereby reducing the availability of our cash flows for other purposes, including business development efforts, capital expenditures, dividends or strategic acquisitions;

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if we are not be able to generate sufficient cash flows to meet our substantial debt service obligations or to fund our other liquidity needs, we may have to take actions such as selling assets or raising additional equity or reducing or delaying capital expenditures, strategic acquisitions, investments and joint ventures, or restructuring our debt;

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we may not be able to fund future working capital, capital investments and other business activities;

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we may not be able to pay dividends or make certain other distributions;

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we may become more vulnerable in the event of a downturn in our business or a worsening of general economic or industry-specific conditions; and

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our flexibility in planning for, or reacting to, changes in our business and industry may be limited, thereby placing us at a competitive disadvantage compared to our competitors that have less indebtedness.

If we do not have sufficient funds to repay our debt at maturity, it may be necessary to refinance our debt through additional debt or equity financings. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on such refinancing, increases in interest expense could have a material adverse effect on our business, results of operation and financial condition. If we are unable to meet future debt service obligations or refinance our debt on acceptable terms, we may be forced to dispose of assets on disadvantageous terms, potentially resulting in losses, as we have pledged substantially all of our assets to the lenders as security for our payment obligations.
The agreement that governs the Secured Credit Facility contains various affirmative and negative covenants that may restrict our ability to, among other things, permit liens on our property, change the nature of our business, transact business with affiliates and/or merge or consolidate with any other person or sell or convey certain of our assets to any one person. In addition, the agreement contains financial covenants that require us to maintain certain financial ratios. Our ability to comply with these provisions may be affected by events beyond our control. Failure to comply with these covenants could result in an event of default, which, if not cured or waived, could accelerate our repayment obligations.
Future acquisitions of companies and investments could prove difficult to integrate, disrupt our business, dilute shareholder value or adversely affect operating results or the market price of our common stock.
We expect to continue to consider future acquisitions and investments as part of our growth plans. Future acquisitions or investments may result in the use of significant amounts of cash, potentially dilutive issuances of equity securities, incurrence of large amounts of debt, increases to amortization expense and future write-offs of intangibles acquired. Acquisitions and investments involve risks that include failing to:

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properly evaluate the technology;

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accurately forecast the financial impact of the transaction, including accounting charges and transaction expenses;

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integrate the technologies, products and services, research and development, sales and marketing, support and other operations;

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integrate and retain key management personnel and other key employees;

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retain and cross-sell to acquired customers; and

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combine potentially different corporate cultures.

Acquisitions and investments could also
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divert management’s attention away from the operation of our businesses;

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result in significant goodwill and intangibles write-offs in the event an acquisition or investment does not meet expectations; and

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increase expenses, including expenses of managing the growth of such acquired businesses.

There can be no assurance that any future acquisition or investment will be successful within the anticipated time frame, or at all, will be as valuable as the amount we eventually pay to acquire it, and will not adversely affect our business, results of operations or financial condition. In addition, if we consummate future acquisitions using our equity securities or securities convertible into our equity securities, existing stockholders may be diluted, which could have a material adverse effect on the market price of our common stock.
Our business is highly dependent on the budgetary decisions of our government customers, including the U.S. government (including prime contractors to the U.S. government), and changes in the U.S. government’s fiscal policies or budgetary priorities may have a material adverse effect on our business, operating results and financial condition.
For the three and nine months ended April 30, 2016, sales to the U.S. government (including sales to prime contractors to the U.S. government) were $52.0 million and $108.0 million, or 41.9% and 41.8%, of our consolidated net sales, respectively. During our fiscal years ended July 31, 2015, 2014 and 2013, sales to the U.S. government (including sales to prime contractors to the U.S. government) were $94.0 million, $97.3 million and $110.9 million, or 30.6%, 28.0% and 34.7%, of our consolidated net sales, respectively. A large portion of our existing backlog consists of orders related to U.S. government contracts and our business outlook for fiscal 2016 and beyond depends, in part, on new orders from the U.S. government, which is currently under extreme budgetary pressures.
We rely on particular levels of U.S. government spending on our communication solutions, and our backlog depends in large part on continued funding by the U.S. government for the programs in which we participate. These spending levels are not generally correlated with any specific economic cycle, but rather follow the cycle of general public policy and political support for this type of spending. Government contracts are conditioned upon the continuing availability of congressional appropriations and Congress’s failure to appropriate funds, or Congress’s actions to delay spending on, or reprioritize its spending away from, U.S. government programs which we participate in, could negatively affect our results of operations. Because many of the items we sell to the U.S. government are included in large programs realized over a period of several years, it is difficult, if not impossible, to determine specific amounts that are or will be appropriated for our products and services. As such, our assessments relating to the impact of changes in U.S. government spending may prove to be incorrect.

The impact of a legislation process known as sequestration (or mandated reductions) remains a significant risk. Part I of the Budget Control Act of 2011 provided for a reduction in planned defense budgets by at least $487 billion over a ten year period. A two-year budget agreement set forth in the Bipartisan Budget Act of 2013 lessened the across-the-board cuts of sequestration; however, sequestration continues to be in effect, including for the U.S. Department of Defense and Department of Homeland Security. Sequestration has already negatively affected some of the defense programs in which we participate and we expect to continue to be negatively impacted by the continuing effects of sequestration or other defense spending delays and cuts.
The federal debt limit continues to be actively debated as plans for long-term national fiscal policy are discussed. The outcome of these debates could have a significant impact on defense spending broadly and programs we support in particular. The failure of Congress to approve future budgets and/or increase the debt ceiling of the U.S. on a timely basis could delay or result in the loss of contracts for the procurement of our products and services and we may be asked or required to continue to perform for some period of time on certain of our U.S. government contracts, even if the U.S. government is unable to make timely payments. A decrease in Department of Defense or Department of Homeland Security expenditures, the elimination or curtailment of a material program in which we are involved, or changes in payment patterns of our customers as a result of changes in U.S. government spending could have a material adverse effect on our business, results of operation and financial condition. Considerable uncertainty exists regarding how budget reductions will be applied and what challenges the reductions will present.
Ultimately the U.S. government may be unable to timely complete its budget process or fully agree upon spending priorities. If the U.S. government budget process results in a prolonged shutdown or prolonged operation under a continuing resolution, we may experience delayed orders, delayed payments and declines in net sales, profitability and cash flows. We may experience related supply chain delays, disruptions or other problems associated with financial constraints faced by our suppliers and subcontractors. All of the aforementioned conditions and factors could, in the aggregate, have a material adverse effect on our business, results of operation and financial condition. Additionally, cost cutting, efficiency initiatives, reprioritization, other affordability analyses, and changes in budgetary priorities by our governmental customers, including the U.S. government, could adversely impact our Government Solutions segment. We are unable to predict the impact these or similar events could have on our business, financial position, results of operations or cash flows.
Our contracts with the U.S. government are subject to unique business and commercial risks.
We depend on the U.S. government for a significant portion of our revenues. Our contracts with the U.S. government are subject to unique business and commercial risks, including:
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unexpected contract or project terminations or suspensions;

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unpredictable order placements, reductions, delays or cancellations;

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higher than expected final costs, particularly relating to software and hardware development, for work performed under contracts where we commit to specified deliveries for a fixed-price; and

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unpredictable cash collections of unbilled receivables that may be subject to acceptance of contract deliverables by the customer and contract close out procedures, including government audit and approval of final indirect rates.

All of our U.S. government contracts can be terminated by the U.S. government for its convenience or upon an event of default by us. Termination for convenience provisions provide us with little to no recourse for our potential recovery of costs incurred or costs committed, potential settlement expenses and hypothetical profit on work completed prior to termination. In addition to the U.S. government’s right to terminate, U.S. government contracts are conditioned upon the continuing approval by Congress of the necessary funding. Congress usually appropriates funds for a given program on a fiscal year basis even though contract performance may take more than one year. Consequently, at the beginning of a major program, the contract may not be fully funded, and additional monies are normally committed to the contract only if, and when, appropriations are made by Congress for future fiscal years. Delays or changes in funding can impact the timing of awards or lead to changes in program content. We obtain certain of our U.S. government contracts through a competitive bidding process. There can be no assurance that we will win additional contracts or that actual contracts that are awarded will ultimately be profitable.
In addition, we could be disqualified as a supplier to the U.S. government. As a supplier to the U.S. government, we must comply with numerous regulations, including those governing security, contracting practices and classified information. Failure to comply with these regulations and practices could result in fines being imposed against us or our suspension for a period of time from eligibility for bidding on, or for award of, new government contracts. If we are disqualified as a supplier to government agencies, we would lose most, if not all, of our U.S. government customers and revenues from sales of our products would decline significantly.
Our contracts with the U.S. government are subject to audits that could result in penalties and a reduction in contract value.
All of our U.S. government contracts can be audited by the Defense Contract Audit Agency (“DCAA”) and other U.S. government agencies and we can be subject to penalties arising from post-award contract audits (sometimes referred to as a Truth in Negotiations Act or “TINA” audit) or cost audits in which the value of our contracts may be reduced. If costs are found to be improperly allocated to a specific contract, those costs will not be reimbursed, and any such costs already reimbursed would be required to be refunded. Although we record contract revenues based upon costs we expect to realize upon final audit, we cannot predict the outcome of any such future audits and adjustments and we may be required to materially reduce our revenues or profits upon completion and final negotiation of audits. Negative audit findings could also result in termination of a contract, forfeiture of profits, suspension of payments, fines and suspension or debarment from U.S. government contracting or subcontracting for a period of time.
Our dependence on sales to international customers exposes us to risks.
Sales for use by international customers (including sales to U.S. companies for inclusion in products that will be sold to international customers) represented approximately 22.9% and 32.2% of our consolidated net sales for the three and nine months ended April 30, 2016, respectively. Sales for use by international customers (including sales to U.S. companies for inclusion in products that will be sold to international customers) represented approximately 56.2%, 59.4% and 50.1% of our consolidated net sales for the fiscal years ended July 31, 2015, 2014 and 2013, respectively, and we expect that international sales will continue to be a substantial portion of our consolidated net sales for the foreseeable future. These sales expose us to certain risks, including barriers to trade, fluctuations in foreign currency exchange rates (which may make our products less price-competitive), political and economic instability, exposure to public health epidemics, availability of suitable export financing, tariff regulations, and other U.S. and foreign regulations that may apply to the export of our products. Although we take steps to mitigate our risk with respect to international sales, we may not be able to do so in every instance for any of the following reasons, among others:

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We may not be able to continue to structure our international contracts to reduce risk — We attempt to reduce the risk of doing business in foreign countries by seeking subcontracts with large systems suppliers, contracts denominated in U.S. dollars, advance or milestone payments and irrevocable letters of credit in our favor. However, we may not be able to reduce the economic risk of doing business in foreign countries in all instances. In such cases, billed and unbilled receivables relating to international sales are subject to increased collectability risk and may result in significant write-offs, which could have a material adverse effect on our business, results of operation and financial condition. In addition, foreign defense contracts generally contain provisions relating to termination at the convenience of the government.

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We rely on a limited number of international sales agents — In some countries, we rely upon one or a small number of sales agents, exposing us to risks relating to our contracts with, and related performance of, those agents. We attempt to reduce our risk with respect to sales agents by establishing additional foreign sales offices where it is practical and by engaging, where practicable, more than one independent sales representative in a territory. It is our policy to require all sales agents to operate in compliance with applicable laws, rules and regulations. Violations of any of these laws, rules or regulations, and other business practices that are regarded as unethical, could interrupt the sales of our products and services, result in the cancellation of orders or the termination of customer relationships, and could damage our reputation, any of which developments could have a material adverse effect on our business, results of operation and financial condition.

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We currently price virtually all of our products in U.S. dollars — Today, virtually all of our sales are denominated in U.S. dollars. During fiscal 2015, the U.S. dollar strengthened significantly against many international currencies. As such, many of our international customers experienced a drop in their purchasing power as it relates to their ability to purchase our products. To date, we have not materially changed our selling prices and have experienced lower sales volumes. It is possible that the strength in the U.S. dollar will continue or that it will further increase against many international currencies. If this occurs, our customers may reduce their spending or postpone purchases of our products and services to a greater extent than we currently anticipate which could have a material adverse effect on our business, results of operation and financial condition.

Our international sales and operations are subject to risks of conducting business in foreign countries, including applicable laws relating to trade, export controls and foreign corrupt practices, the violation of which could adversely affect our operations. We cannot be certain that we will be able to obtain necessary export licenses, and such failure would materially adversely affect our operations.
We must comply with all applicable export control laws and regulations of the U.S. and other countries. Certain of our products and systems may require licenses from U.S. government agencies for export from the U.S., and some of our products are not permitted to be exported. In addition, in certain cases, U.S. export controls also severely limit unlicensed technical discussions, such as discussions with any persons who are not U.S. citizens or permanent residents. As a result, in cases where we may need a license, our ability to compete against a non-U.S. domiciled foreign company that may not be subject to the same U.S. laws may be materially adversely affected.

U.S. laws and regulations applicable to us include the Arms Export Control Act, the International Emergency Economic Powers Act (“IEEPA”), the International Traffic in Arms Regulations (“ITAR”), the Export Administration Regulations (“EAR”) and the trade sanctions laws and regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”). In addition, we are subject to the Foreign Corrupt Practices Act (“FCPA”) and other local laws prohibiting corrupt payments to government officials, which generally bar bribes or unreasonable gifts to foreign governments or officials. Violations of these laws or regulations could result in significant sanctions, including disgorgement of profits, fines, criminal sanctions against us, our officers, our directors, or our employees, more onerous compliance requirements, more extensive debarments from export privileges or loss of authorizations needed to conduct aspects of our international business. A violation of any of the regulations enumerated above could materially adversely affect our business, financial condition and results of operations. Although we have implemented policies and procedures designed to ensure compliance with these laws and regulations, there can be no assurance that our employees, contractors, agents, or subsidiaries will not violate our policies. Additionally, changes in regulatory requirements which could restrict our ability to deliver services to our international customers, including the addition of a country to the list of sanctioned countries under the IEEPA or similar legislation, could negatively impact our business.
In the past, we have self-reported violations of ITAR to the U.S. Department of State, Directorate of Defense Trade Controls (“DDTC”) and had an ITAR compliance audit performed by an independent auditor at the request of the DDTC. Although the audit found no violations of ITAR, we committed to the DDTC that we would enhance and maintain certain policies and procedures and we have established a company-wide Office of Trade Compliance.
In October 2014, we self-disclosed to OFAC that we learned during a routine assessment of the adequacy of our export control compliance procedures that we had inadvertently neglected to obtain an OFAC license for a shipment of modems to a Canadian customer who, we learned after the transaction had begun, intended to incorporate our modems in a communication system the ultimate end user of which was the Sudan Civil Aviation Authority (“SCAA”). OFAC regulations prohibit U.S. persons from doing business directly or indirectly in Sudan and from facilitating transactions by non-U.S. persons which would be illegal if done by a U.S. person. In late 2015, OFAC issued an administrative subpoena to us seeking further information about the previously voluntarily disclosed transaction and any other transactions involving Sudan. We have responded to the subpoena, including alerting OFAC to Comtech’s repair of three modems for a customer in Lebanon after which time the modems were rerouted to Sudan without Comtech’s knowledge.
OFAC has not responded to our submission of further information and we cannot predict when the agency will complete its review and determine whether any violations occurred. While OFAC could decide not to impose penalties and only issue a no action or cautionary letter, we could face civil and criminal penalties and may suffer reputational harm if we are found to have violated U.S. sanctions laws. Even though we take precautions to prevent transactions with U.S. sanctions targets, any such measures, or any new measures we may implement in the future, may be ineffective. As a result, there is risk that in the future we could provide our products to or permit our products to be downloaded or accessed by such targets despite these precautions. This could result in negative consequences to us, including government investigations, penalties and reputational harm.
We continue to implement policies and procedures to ensure that we comply with all applicable export control laws and regulations. In the future, we may be subjected to compliance audits in the future that may uncover improper or illegal activities that would subject us to material remediation costs, civil and criminal fines and/or penalties and/or an injunction. In addition, we could suffer serious reputational harm if allegations of impropriety were made against us. Each of these outcomes could, individually or in the aggregate, have a material adverse effect on our business, results of operation and financial condition.
The absence of comparable restrictions on competitors in other countries may adversely affect our competitive position. In addition, in order to ship our products into and implement our services in some countries, the products must satisfy the technical requirements of that particular country. If we were unable to comply with such requirements with respect to a significant quantity of our products, our sales in those countries could be restricted, which could have a material adverse effect on our business, results of operation and financial condition.

Our investments in recorded goodwill and other intangible assets could be impaired as a result of future business conditions, further deterioration of the global economy or if we change our reporting unit structure.
As of April 30, 2016, goodwill recorded on our Condensed Consolidated Balance Sheet aggregated $264.5 million. Additionally, as of April 30, 2016, intangibles recorded on our Condensed Consolidated Balance Sheet aggregated $293.6 million. In accordance with FASB ASC 350, “Intangibles — Goodwill and Other,” we perform a goodwill impairment analysis at least annually (in the first fiscal quarter of each fiscal year), unless indicators of impairment exist in interim periods. If we fail the required Step One as described in FASB ASC 350, we would do a Step Two test which compares the carrying value of the reporting unit to the fair value of all of the assets and liabilities of the reporting unit (including any unrecognized intangibles) as if the reporting unit was acquired in a business combination. If the carrying amount of a reporting unit’s goodwill exceeds the implied fair value of its goodwill, an impairment loss is recognized in an amount equal to the excess.
It is possible that, during future financial periods, business conditions (both in the U.S. and internationally) could deteriorate from the current state and our current or prospective customers could materially postpone, reduce or even forgo purchases of our products and services to a greater extent than we currently anticipate. If assumed net sales and cash flow projections are not achieved in future periods, our Commercial or Government reporting units could be at risk of failing Step One of the goodwill impairment test and goodwill and intangibles assigned to the respective reporting units could be impaired.
For purposes of reviewing impairment and the recoverability of goodwill and other intangible assets, both the Government Solutions and Commercial Solutions segments constitute a reporting unit and we must make various assumptions regarding estimated future cash flows and other factors in determining the fair values of each respective reporting unit. Reporting units are defined by how our President and CEO manages the business, which includes resource allocation decisions. We may, in the future, change our management approach which in turn may change the way we define our reporting units, as such term is defined by FASB ASC 350. A change to our management approach may require us to perform an interim goodwill impairment test and ultimately record impairment charges in a future period.
In any event, we are required to perform the next annual goodwill impairment analysis on August 1, 2016 (the start of our fiscal 2017). If our assumptions and related estimates change in the future, or if we change our reporting unit structure or other events and circumstances change (e.g., a sustained decrease in the price of our common stock (considered on both absolute terms and relative to peers)), we may be required to record impairment charges when we perform these tests, or in other future periods.
In addition to our impairment analysis of goodwill, we also review net intangibles with finite lives when an event occurs indicating the potential for impairment. No events were identified during the fiscal year ended July 31, 2015 or during year-to-date fiscal 2016. As such, we believe that the carrying values of our net intangibles were recoverable as of April 30, 2016. Any impairment charges that we may record in the future could have a material adverse effect on our results of operation and financial condition.
We could be negatively impacted by a systems failure or security breach through cyber-attack, cyber intrusion or otherwise, by other significant disruption of our IT networks or those we operate for certain customers, or third party data center facilities, servers and related systems.
We face the risk of a security breach or other significant disruption of our IT networks and related systems, including third party data center facilities, whether through cyber-attack or cyber intrusion via the Internet, malware, computer viruses, attachments to e-mails, persons inside our organization or persons with access to systems inside our organization. The risk of a security breach or disruption, particularly through cyber-attack or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Our IT network and systems, as well as third party data center facilities, have been and, we believe, continue to be under constant attack. We face an added risk of a security breach or other significant disruption to certain of our equipment used on some of our customer’s IT networks and related systems which may involve managing and protecting information relating to national security and other sensitive government functions. We may incur significant costs to prevent such systems disruptions.

As a communications company, and particularly as a government contractor, we face a heightened risk of a security breach or disruption from threats to gain unauthorized access to our and our customers’ proprietary or classified information on our IT networks, third party data center facilities and related systems and to certain of our equipment used on some of our customer’s IT networks and related systems. These types of information and IT networks and related systems are critical to the operation of our business and essential to our ability to perform day-to-day operations, and, in some cases, are critical to the operations of certain of our customers. Although we make significant efforts to maintain the security and integrity of these types of information and IT networks and related systems, and we have implemented various measures to manage the risk of a security breach or disruption, there can be no assurance that our security efforts and measures will be effective or that attempted security breaches or disruptions will not be successful or damaging. Even the most well protected information, networks, data centers, systems and facilities remain potentially vulnerable because attempted security breaches, particularly cyber-attacks and intrusions, or disruptions will occur in the future, and because the techniques used in such attempts are constantly evolving and generally are not recognized until launched against a target, and in some cases are designed not to be detected and, in fact, may not be detected. In some cases, the resources of foreign governments may be behind such attacks. Accordingly, we may be unable to anticipate these techniques or to implement adequate security barriers or other preventative measures, and thus it is virtually impossible for us to entirely mitigate this risk.
A security breach or other significant disruption involving these types of information and IT networks and related systems could:
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Disrupt the proper functioning of these networks, data center facilities and systems and therefore our operations and/or those of certain of our customers;

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Result in the unauthorized access to, and destruction, loss, theft, misappropriation or release of, proprietary, confidential, sensitive or otherwise valuable information of ours or our customers, including trade secrets, which others could use to compete against us or for disruptive, destructive or otherwise harmful purposes and outcomes;

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Compromise national security and other sensitive government functions;

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Require significant management attention and resources to remedy the damages that result; and

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Damage our reputation with our customers (particularly agencies of the U.S. government) and the public generally.

In addition, the cost of continually defending against cyber-attacks and breaches has increased in recent years and future costs and any or all of the foregoing could have a material adverse effect on our business, results of operation and financial condition.

The measures we have implemented to secure information we collect and store or enable access to may be breached, which could cause us to breach agreements with our partners and expose us to potential investigation and penalties by authorities and potential claims for contract breach, product liability damages, credits, penalties or termination by persons whose information was disclosed.
We take reasonable steps to protect the security, integrity and confidentiality of the information we collect and store and to prevent unauthorized access to third party data to which we enable access through our products, but there is no guarantee that inadvertent or unauthorized disclosure will not occur or that third parties will not gain unauthorized access despite our efforts. If such unauthorized disclosure or access does occur, we may be required to notify persons whose information was disclosed or accessed under existing and proposed laws. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and are often not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. We also may be subject to claims of breach of contract for such disclosure, investigation and penalties by regulatory authorities and potential claims by persons whose information was disclosed. If there is a security breach or if there is an inappropriate disclosure of any of these types of information, we could be exposed to investigations, litigation, fines and penalties. Remediation of and liability for loss or misappropriation of end user or employee personal information could have a material adverse effect on our business, results of operation and financial condition. Even if we were not held liable for such event, a security breach or inappropriate disclosure of personal, private or confidential information could harm our reputation and our relationships with current and potential customers and end users. Even the perception of a security risk could inhibit market acceptance of our products and services. We may be required to invest additional resources to protect against damages caused by any actual or perceived disruptions of our services. We may also be required to provide information about the location of an end user’s mobile device to government authorities, which could result in public perception that we are providing the government with intelligence information and deter some end users from using our services. Any of these developments could have a material adverse effect on our business, results of operation and financial condition.
Our U.S. federal, state and foreign tax returns are subject to audit and a resulting tax assessment or settlement could have a material adverse effect on our business, results of operation and financial condition. Significant judgment is required in determining the provision for income taxes.
The final determination of tax examinations and any related litigation could be materially different than what is reflected in historical income tax provisions and accruals. Our federal income tax return for fiscal 2014 is currently under audit by the Internal Revenue Service (“IRS”) and our federal income tax returns for fiscal 2013 and 2015 are subject to potential future IRS audits. In addition, TCS’s federal income tax returns for calendar year 2013 and 2014 are subject to potential future IRS audit. In addition to income tax audits, TCS is subject to ongoing state and local tax audits by the Washington State Department of Revenue and the City of Seattle. Although adjustments relating to past audits of our federal tax returns were immaterial, a resulting tax assessment or settlement for other periods or other jurisdictions that may be selected for future audit could have a material adverse effect on our business, results of operation and financial condition.
We have significant operations in Arizona, Florida, California, Washington State, New York and other locations which could be materially and adversely impacted in the event of a terrorist attack and government responses thereto or significant disruptions (including natural disasters) to our business.
Terrorist attacks, the U.S. and other governments’ responses thereto, and threats of war could materially adversely impact our business, results of operation and financial condition. For example, our 911, hosted location-based services and satellite teleport services operations depend on our ability to maintain our computer and equipment and systems in effective working order, and to protect our systems against damage from fire, natural disaster, power loss, telecommunications failure, sabotage, unauthorized access to our system or similar events. Although all of our mission-critical systems and equipment are designed with built-in redundancy and security, any unanticipated interruption or delay in our operations or breach of security could have a material adverse effect on our business, results of operation and financial condition. Our property and business interruption insurance may not be adequate to compensate us for any losses that may occur in the event of a terrorist attack, threat, system failure or a breach of security. Insurance may not be available to us at all or, if available, may not be available to us on commercially reasonable terms.

We operate a high-volume technology manufacturing center located in Tempe, Arizona. We expect intercompany manufacturing to increase from current levels in future periods and we intend to maximize the use of our high-volume technology manufacturing center by continuing to seek contracts with third parties to outsource a portion of their manufacturing to us. A terrorist attack or similar future event may disrupt our operations or those of our customers or suppliers and may affect the availability of materials needed to manufacture our products or the means to transport those materials to manufacturing facilities and finished products to customers. If a natural disaster or other business interruption occurred with respect to our high-volume technology manufacturing center, we do not have immediate access to other manufacturing facilities and, as a result, our business, results of operation and financial condition would be materially adversely affected.
We design and manufacture our over-the-horizon microwave equipment and systems in Florida, where major hurricanes have occurred in the past, and traveling wave tube amplifiers in Santa Clara, California, an area close to major earthquake fault lines, and also manufacture amplifiers in Melville, New York, an area subject to hurricanes. Additionally, certain of our Commercial Solutions segment activities are conducted in Washington State which is also near a fault line. Our operations in these and other locations (such as in our high-volume technology manufacturing center located in Tempe, Arizona) could be subject to natural disasters or other significant disruptions, including hurricanes, tornadoes, typhoons, tsunamis, floods, earthquakes, fires, water shortages, other extreme weather conditions, medical epidemics, acts of terrorism, power shortages and blackouts, telecommunications failures, and other natural and man-made disasters or disruptions.
We cannot be sure that our systems will operate appropriately if we experience hardware or software failure, intentional disruptions of service by third parties, an act of God or an act of war. A failure in our systems could cause delays in transmitting data, and as a result we may lose customers or face litigation that could involve material costs and distract management from operating our business.
In the event of any such disaster or other disruption, we could experience disruptions or interruptions to our operations or the operations of our suppliers, distributors, resellers or customers; destruction of facilities; and/or loss of life, all of which could materially increase our costs and expenses and materially adversely affect our business, results of operation and financial condition.
We may be subject to environmental liabilities.
We engage in manufacturing and are subject to a variety of local, state and federal governmental regulations relating to the storage, discharge, handling, emission, generation, manufacture and disposal of toxic or other hazardous substances used to manufacture our products. We are also subject to the Restriction of Hazardous Substance (“RoHS”) directive which restricts the use of lead, mercury and other substances in electrical and electronic products. The failure to comply with current or future environmental requirements could result in the imposition of substantial fines, suspension of production, alteration of our manufacturing processes or cessation of operations that could have a material adverse effect on our business, results of operation and financial condition. In addition, the handling, treatment or disposal of hazardous substances by us or our predecessors may have resulted, or could in the future result, in contamination requiring investigation or remediation, or lead to other liabilities, any of which could have a material adverse effect on our business, results of operation and financial condition.

The success of our business is dependent on compliance with FCC rules and regulations and similar foreign laws and regulations.
Many of our products are incorporated into wireless communications systems that must comply with various U.S. government regulations, including those of the FCC, as well as similar international laws and regulations. As a result, our business faces increased risks including the following:
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We must obtain various licenses from the FCC  — We operate FCC licensed teleports that are subject to the Communications Act of 1934, as amended, or the FCC Act, and the rules and regulations of the FCC. We cannot guarantee that the FCC will grant renewals when our existing licenses expire, nor are we assured that the FCC will not adopt new or modified technical requirements that will require us to incur expenditures to modify or upgrade our equipment as a condition of retaining our licenses. We may, in the future, be required to seek FCC or other government approval if foreign ownership of our stock exceeds certain specified criteria. Failure to comply with these policies could result in an order to divest the offending foreign ownership, fines, denial of license renewal and/or license revocation proceedings against the licensee by the FCC, or denial of certain contracts from other U.S. government agencies.

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We are dependent on the allocation and availability of frequency spectrum  — Adverse regulatory changes related to the allocation and availability of frequency spectrum and in the military standards and specifications that define the current satellite networking environment could materially harm our business by: (i) restricting development efforts by us and our customers, (ii) making our current products less attractive or obsolete, or (iii) increasing the opportunity for additional competition. The increasing demand for wireless communications has exerted pressure on regulatory bodies worldwide to adopt new standards and reassign bandwidth for these products and services. The reduced number of available frequencies for other products and services and the time delays inherent in the government approval process of new products and services have caused, and may continue to cause, our customers to cancel, postpone or reschedule their installation of communications systems including their satellite, over-the-horizon microwave, or terrestrial line-of-sight microwave communication systems. This, in turn, could have a material adverse effect on our sales of products to our customers. Changes in, or our failure to comply with, applicable laws and regulations could materially adversely harm our business, results of operation, and financial condition.

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Our future growth is dependent on developing NG911 compliant products  — The FCC requires that certain location information be provided to network operators for public safety answering points when a subscriber makes a 911 call. Technical failures, greater regulation by federal, state or foreign governments or regulatory authorities, time delays or the significant costs associated with developing or installing improved location technology could slow down or stop the deployment of our mobile location products. If deployment of improved location technology is delayed, stopped or never occurs, market acceptance of our products and services may be materially adversely affected. Because we rely on some third-party location technology instead of developing all of the technology ourselves, we have little or no influence over its improvement. The technology employed with NG911 services generally anticipates a migration to internet-protocol (“IP”) based communication. Since many companies are proficient in IP-based communication protocols, the barriers to entry to providing NG911 products and services are lower than exist for the traditional switch-based protocols. If we are unable to develop unique and proprietary solutions that are superior to and more cost effective than other market offers, our 911 business could get replaced by new market entrants, resulting in a material adverse effect on our business, results of operation and financial condition.

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Under the FCC’s mandate, our 911 business is dependent on state and local governments — Under the FCC’s mandate, wireless carriers are required to provide 911 services only if state and local governments request the service. As part of a state or local government’s decision to request 911, they have the authority to develop cost recovery mechanisms. However, cost recovery is no longer a condition to wireless carriers’ obligation to deploy the service. If state and local governments do not widely request that 911 services be provided or we become subject to significant pressures from wireless carriers with respect to pricing of 911 services, our 911 business would be harmed and future growth of our business would be reduced.

Regulation of the mobile industry and Voice over Internet Protocol (“VoIP”) is evolving, and unfavorable changes or our failure to comply with existing and potential new legislation or regulations could harm our business and operating results.
As the mobile industry continues to evolve, we believe greater regulation by federal, state or foreign governments or regulatory authorities is likely and we face certain risks including:
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We must adhere to existing and potentially new privacy rules related to mobile-location based services — We believe increased regulation is likely in the area of data privacy, and laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information could affect our customers’ ability to use and share data, potentially reducing our ability to utilize this information for the purpose of continued improvement of the overall mobile subscriber experience. In order for mobile location products and services to function properly, wireless carriers must locate their subscribers and store information on each subscriber’s location. Although data regarding the location of the wireless user resides only on the wireless carrier’s systems, users may not feel comfortable with the idea that the wireless carrier knows and can track their location. Carriers will need to obtain subscribers’ permission to gather and use the subscribers’ personal information, or they may not be able to provide customized mobile location services which those subscribers might otherwise desire. If subscribers view mobile location services as an annoyance or a threat to their privacy, that could reduce demand for our products and services and have a material adverse effect on our business, results of operation and financial condition.

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We may face increased costs of compliance with health and safety of mobile devices — If wireless handsets pose health and safety risks, we may be subject to new regulations and demand for our products and services may decrease. Media reports have suggested that certain radio frequency emissions from wireless handsets may be linked to various health concerns, including cancer, and may interfere with various electronic medical devices, including hearing aids and pacemakers. Concerns over radio frequency emissions may have the effect of discouraging the use of wireless handsets, which would decrease demand for our services. In recent years, the FCC and foreign regulatory agencies have updated the guidelines and methods they use for evaluating radio frequency emissions from radio equipment, including wireless handsets. In addition, interest groups have requested that the FCC investigate claims that wireless technologies pose health concerns and cause interference with airbags, hearing aids and other medical devices. There also are some safety risks associated with the use of wireless handsets while driving. Concerns over these safety risks and the effect of any legislation that may be adopted in response to these risks could limit our ability to market and sell our products and services.

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The regulatory environment for VoIP services is developing —  The FCC has determined that VoIP services are not subject to the same regulatory scheme as traditional wireline and wireless telephone services. If the regulatory environment for VoIP services evolves in a manner other than the way we anticipate, our 911 business would be significantly harmed and future growth of our business would be significantly reduced. For example, the regulatory scheme for wireless and wireline service providers requires those carriers to allow service providers such as us to have access to certain databases that make the delivery of a 911 call possible. No such requirements exist for VoIP service providers so carriers could prevent us from continuing to provide VoIP 911 service by denying us access to the required databases.

All of our business activities are subject to rapid technological change, new entrants, the introduction of other distribution models and long development and testing periods, each of which may harm our competitive position, render our product or service offerings obsolete and require us to continuously develop technology and/or obtain licensed technology in order to compete successfully.
We are engaged in business activities characterized by rapid technological change, evolving industry standards, frequent new product announcements and enhancements, and changing customer demands. The introduction of products and services on future industry standards embodying new technologies such as multi-frequency time-division multiple access (“MF-TDMA”) based technologies could render any of our products and services obsolete or non-competitive. The successful execution of our business strategy is contingent upon wireless network operators launching and maintaining mobile location services, our ability to maintain a technically skilled development and engineering team, our ability to create new network software products and adapt our existing products to rapidly changing technologies, industry standards and customer needs. As a result of the complexities inherent in our product offerings, new technologies may require long development and testing periods. Additionally, new products may not achieve market acceptance or our competitors could develop alternative technologies that gain broader market acceptance than our products. If we are unable to develop and introduce technologically advanced products that respond to evolving industry standards and customer needs, or if we are unable to complete the development and introduction of these products on a timely and cost effective basis, it could have a material adverse effect on our business, results of operation and financial condition or could result in our technology becoming obsolete.
New entrants seeking to gain market share by introducing new technology and new products may make it more difficult for us to sell our products and services and could create increased pricing pressure, reduced profit margins, increased sales and marketing expenses, or the loss of market share or expected market share, any of which could have a material adverse effect on our business, results of operation and financial condition. For example, many companies are developing new technologies and the shift towards open standards such as IP-based satellite networks will likely result in increased competition and some of our products may become commoditized. Our DoubleTalk® Carrier-in-Carrier® bandwidth compression technology is licensed by us from a third party that maintains patents associated with the technology. Other competitors have developed similar technologies and some may have also licensed parts or all of this compression technology.
Our Commercial Solutions segment provides various technologies that are utilized on mobile phones. Applications from competitors for location-based or text-based messaging platforms may be preloaded on mobile devices by original equipment manufacturers, or OEMs, or offered by OEMs directly. Increased competition from providers of location-based services which do not rely on a wireless carrier may result in fewer wireless carrier subscribers electing to purchase their wireless carrier’s branded location-based services, which could harm our business and revenue. In addition, these location-based or text-based services may be offered for free or on a onetime fee basis, which could force us to reduce monthly subscription fees or migrate to a onetime fee model to remain competitive. We may also lose end users or face erosion in our average revenue per user if these competitors deliver their products without charge to the consumer by generating revenue from advertising or as part of other applications or services.
Our expected growth and our financial position depends on, among other things, our ability to keep pace with such changes and developments and to respond to the increasing variety of electronic equipment users and transmission technologies. We may not have the financial or technological resources to keep pace with such changes and developments or be successful in our research and development and we may not be able to identify and respond to technological improvements made by our competitors in a timely or cost-effective fashion. Any delays could result in increased costs of development or redirect resources from other projects. In addition, we cannot provide assurances that the markets for our products, systems, services or technologies will develop as we currently anticipate. The failure of our products, systems, services or technologies to gain market acceptance could significantly reduce our net sales and harm our business.

If our business does not generate sufficient cash to fund our operations and we are unable to obtain additional capital when needed, we may not be able to continue to grow our business.
We believe that our cash and cash equivalents and our Secured Credit Facility, coupled with the funds anticipated to be generated from operations, will be sufficient to finance our operations for at least the next twelve months. However, unanticipated events could cause us to fall short of our capital requirements. In addition, such unanticipated events could cause us to violate our bank credit covenants, enabling bank remedies provided in their agreement with us making it necessary for us to return to the public markets or to establish new credit facilities or raise capital in private transactions in order to meet our capital requirements. We cannot assure you that we will be able to raise additional capital in the future on terms acceptable to us, or at all.
Our business is highly competitive and some of our competitors have significantly greater resources than we do, which could result in a loss of customers, market share and/or market acceptance.
Our business is highly competitive. We will continue to invest in research and development for the introduction of new and enhanced products and services designed to improve capacity, data processing rates and features. We must also continue to develop new features and to improve functionality of our software. Research and development in our industry is complex, expensive and uncertain. We believe that we must continue to dedicate a significant amount of resources to research and development efforts to maintain our competitive position. If we continue to expend a significant amount of resources on research and development, but our efforts do not lead to the successful introduction of product and service enhancements that are competitive in the marketplace, our business, results of operation and financial condition could be materially adversely affected.
Several of our potential competitors are substantially larger than we are and have greater financial, technical and marketing resources than we do. In particular, larger competitors have certain advantages over us which could cause us to lose customers and impede our ability to attract new customers, including: larger bases of financial, technical, marketing, personnel and other resources; more established relationships with wireless carriers and government customers; more funds to deploy products and services; and the ability to lower prices (or not charge any price) of competitive products and services because they are selling larger volumes. Furthermore, we cannot be sure that our competitors will not develop competing products, systems, services or technologies that gain market acceptance in advance of our products, systems, services or technologies, or that our competitors will not develop new products, systems, services or technologies that cause our existing products, systems, services or technologies to become non-competitive or obsolete, which could adversely affect our results of operations.
Contract cost growth on our fixed price contracts, including most of our government contracts, cost reimbursable type contracts and other contracts that cannot be justified as an increase in contract value due from customers exposes us to reduced profitability and the potential loss of future business and other risks.
A substantial portion of our products and services are sold under fixed-price contracts. Fixed-price contracts inherently have more risk than flexibly priced contracts. This means that we bear the risk of unanticipated technological, manufacturing, supply or other problems, price increases or other increases in the cost of performance. Future events could result in either upward or downward adjustments to those estimates which could negatively impact our profitability. Operating margin is materially adversely affected when contract costs that cannot be billed to the customer are incurred. This cost growth can occur if initial estimates used for calculating the contract price were incorrect, or if estimates to complete increase. To a lesser extent, we provide products and services under cost reimbursable type contracts which carry the entire burden of costs exceeding a negotiated contract ceiling price.
The cost estimation process requires significant judgment and expertise. Reasons for cost growth may include unavailability and productivity of labor, the nature and complexity of the work to be performed, the effect of change orders, the availability of materials, the effect of any delays in performance, availability and timing of funding from the customer, natural disasters, and the inability to recover any claims included in the estimates to complete. A significant change in an estimate on one or more programs could have a material adverse effect on our business, results of operation and financial condition.

Ongoing compliance with the provisions of securities laws, related regulations and financial reporting standards could unexpectedly materially increase our costs and compliance related expenses.
Because we are a publicly traded company, we are required to comply with provisions of securities laws, related regulations and financial reporting standards. Because securities laws, related regulations and financial reporting standards pertaining to our business are relatively complex, our business faces increased risks including the following:
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If we identify a material weakness in the future, our costs will unexpectedly increase — Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and related SEC rules, we are required to furnish a report of management’s assessment of the effectiveness of our internal controls as part of our Annual Report on Form 10-K. Our independent registered public accountants are required to attest to and provide a separate opinion. To issue our report, we document our internal control design and the testing processes that support our evaluation and conclusion, and then we test and evaluate the results. There can be no assurance, however, that we will be able to remediate material weaknesses, if any, that may be identified in future periods, or maintain all of the controls necessary for continued compliance. There likewise can be no assurance that we will be able to retain sufficient skilled finance and accounting personnel, especially in light of the increased demand for such personnel among publicly traded companies. In fiscal 2016, we anticipate transitioning from the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) 1992 Internal Control - Integrated Framework to the COSO 2013 Internal Control - Integrated Framework. In accordance with the rules and regulations related to the Sarbanes-Oxley Act of 2002, we intend to take a one-year exemption related to the controls of TCS. We have begun the process of implementing new controls related to TCS, and in the future, we may identify significant deficiencies or material weaknesses and incur additional costs.

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Stock-based compensation accounting standards could negatively impact our stock — Since our inception, we have used stock-based awards as a fundamental component of our employee compensation packages. We believe that stock-based awards directly motivate our employees to maximize long-term stockholder value and, through the use of long-term vesting, encourage employees to remain with us. We apply the provisions of Accounting Standards Codification (“ASC”) 718, “Compensation - Stock Compensation,” which requires us to record compensation expense in our statement of operations for employee and director stock-based awards using a fair value method. The ongoing application of this standard has had a significant effect on our reported earnings, and could adversely impact our ability to provide accurate guidance on our future reported financial results due to the variability of the factors used to estimate the value of stock-based awards (including long-term performance shares which are subject to the achievement of three-year goals which are based on several performance metrics). The ongoing application of this standard could impact the future value of our common stock and may result in greater stock price volatility. To the extent that this accounting standard makes it less attractive to grant stock-based awards to employees, we may incur increased compensation costs, change our equity compensation strategy or find it difficult to attract, retain and motivate employees, each of which could have a material adverse effect on our business, results of operation and financial condition.

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We must adopt new complex revenue recognition rules — The accounting rules and regulations that we must comply with are complex. Accounting rules and regulations are continually changing in ways that could materially impact our financial statements. The FASB has recently issued new guidance for revenue recognition. The new guidance replaces the prior revenue recognition guidance in its entirety. We have not yet selected a transition method and continue to evaluate the impact that this guidance will have on our business, results of operation and financial condition. Regardless of the transition method, the application of this new guidance may result in certain adjustments to our financial statements, which could have a material adverse effect on our net income. Because of the uncertainty of the estimates, judgments and assumptions associated with our accounting policies, we cannot provide any assurances that we will not make subsequent significant adjustments to our consolidated financial statements.

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Changes in securities laws, regulations and financial reporting standards are increasing our costs —  The Sarbanes-Oxley Act of 2002 required changes in some of our corporate governance, public disclosure and compliance practices. These changes have resulted in increased costs. The SEC has promulgated and proposed new rules on a variety of subjects including the requirement to use the interactive data format eXtensible Business Reporting Language (commonly referred to as “XBRL”) in our financial statements, which we began including in our quarterly reports filed with the SEC in the first quarter of fiscal 2011, and the possibility that we would be required to adopt International Financial Reporting Standards (“IFRS”). In April 2016, as part of its Disclosure Effectiveness Initiative, the SEC published a concept release which considers various business and financial disclosures that public companies make in investor reports and seeks the public’s input on ways to further improve that disclosure. The issues raised by the SEC in the concept release have the potential to dramatically change the way in which companies prepare and deliver disclosure to investors and the burdens of preparing that disclosure. In August 2012, the SEC adopted new rules establishing additional disclosure, supply chain verification and reporting requirements regarding a public company’s use of Conflict Minerals procured from Covered Countries (as both of those terms are defined by the SEC). These SEC rules and reporting requirements have resulted in us incurring additional costs to document and perform supplier due diligence. As these rules impact our suppliers, the availability of raw materials used in our operations could be negatively impacted and/or raw material prices could increase. Further, if we are unable to certify that our products are conflict free, we may face challenges with our customers, which could place us at a competitive disadvantage and could harm our reputation.

Our costs to comply with the aforementioned and other regulations continue to increase and we may have to add additional accounting staff, engage consultants or change our internal practices, standards and policies which could significantly increase our costs to comply with ongoing or future requirements. In addition, the NASDAQ Stock Market LLC (“NASDAQ”) routinely changes its requirements for companies, such as us, that are listed on NASDAQ. These changes (and potential future changes) have increased and may increase our legal and financial compliance costs, including making it more difficult and more expensive for us to obtain director and officer liability insurance or maintain our current liability coverage. We believe that these new and proposed laws and regulations could make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our Audit Committee, and qualified executive officers.
Our backlog is subject to customer cancellation or modification and such cancellation could result in a decline in sales and increased provisions for excess and obsolete inventory.
We currently have a backlog of orders, mostly under contracts that our customers may modify or terminate. Almost all of the contracts in our backlog (including firm orders previously received from the U.S. government) are subject to cancellation at the convenience of the customer or for default in the event that we are unable to perform under the contract. A portion of our backlog is determined based on contracts received from our customers (such as the U.S. government and large telephone companies) and in certain cases, is computed by multiplying the most recent month’s contract or revenue by the months remaining under the existing long-term agreements, which we consider to be the best available information for anticipating revenue under those agreements. There can be no assurance that our backlog will result in actual revenue in any particular period, or at all, or that any contract included in backlog will be profitable. There is a higher degree of risk in this regard with respect to unfunded backlog. The actual receipt and timing of any revenue is subject to various contingencies, many of which are beyond our control. The actual receipt of revenue on contracts included in backlog may never occur or may change because a program schedule could change, the program could be canceled, a contract could be reduced, modified or terminated early, or an option that we had assumed would be exercised not being exercised.
We record a provision for excess and obsolete inventory based on historical and future usage trends and other factors, including the consideration of the amount of backlog we have on hand at any particular point in time. If orders in our backlog are canceled or modified, our estimates of future product demand may prove to be inaccurate, in which case we may have understated the provision required for excess and obsolete inventory. In the future, if we determine that our inventory is overvalued, we will be required to recognize such costs in our financial statements at the time of such determination. Any such charges could be materially adverse to our results of operations and financial condition.

We face a number of risks relating to the expected growth of our business. Our business and operating results may be negatively impacted if we are unable to manage this growth.
These risks include:
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The loss of key technical or management personnel could adversely affect our business — Our future success depends on the continued contributions of key technical management personnel. Many of our key technical management personnel would be difficult to replace, and are not subject to employment or non-competition agreements. We currently have research and development employees in areas that are located a great distance away from our U.S. headquarters. Managing remote product development operations is difficult and we may not be able to manage the employees in these remote centers successfully. Our expected growth and future success will depend, in large part, upon our ability to attract and retain highly qualified engineering, sales and marketing personnel. Competition for such personnel from other companies, academic institutions, government entities and other organizations is intense. Although we believe that we have been successful to date in recruiting and retaining key personnel, we may not be successful in attracting and retaining the personnel we will need to grow and operate profitably. Also, the management skills that have been appropriate for us in the past may not continue to be appropriate if we grow and diversify.

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We may not be able to improve our processes and systems to keep pace with anticipated growth  — The future growth of our business may place significant demands on our managerial, operational and financial resources. In order to manage that growth, we must be prepared to improve and expand our management, operational and financial systems and controls. We also need to continue to recruit and retain personnel and train and manage our employee base. We must carefully manage research and development capabilities and production and inventory levels to meet product demand, new product introductions and product and technology transitions. If we are not able to timely and effectively manage our growth and maintain the quality standards required by our existing and potential customers, it could have a material adverse effect on our business, results of operation and financial condition.

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Our markets are highly competitive and there can be no assurance that we can continue our success — The markets for our products are highly competitive. There can be no assurance that we will be able to continue to compete successfully or that our competitors will not develop new technologies and products that are more effective than our own. We expect the Department of Defense’s increased use of commercial off-the-shelf products and components in military equipment will encourage new competitors to enter the market. Also, although the implementation of advanced telecommunications services is in its early stages in many developing countries, we believe competition will continue to intensify as businesses and foreign governments realize the market potential of telecommunications services. Many of our competitors have financial, technical, marketing, sales and distribution resources greater than ours.

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We may not be able to obtain sufficient components to meet expected demand — Our dependence on component availability, government furnished equipment, subcontractors and key suppliers, including the core manufacturing expertise of our high-volume technology manufacturing center located in Tempe, Arizona, exposes us to risk. Although we obtain certain components and subsystems from a single source or a limited number of sources, we believe that most components and subsystems are available from alternative suppliers and subcontractors. A significant interruption in the delivery of such items, however, could have a material adverse effect on our business, results of operation and financial condition. In addition, if our high-volume technology manufacturing center located in Tempe, Arizona is unable to produce sufficient product or maintain quality, it could have a material adverse effect on our business, results of operation and financial condition.

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Our ability to maintain affordable credit insurance may become more difficult — In the normal course of our business, we purchase credit insurance to mitigate some of our domestic and international credit risk. Although credit insurance remains generally available, upon renewal, it may become more expensive to obtain or may not be available for existing or new customers in certain international markets and it might require higher deductibles than in the past. If we acquire a company with a different customer base, we may not be able to obtain credit insurance for those sales. As such, there can be no assurance that, in the future, we will be able to obtain credit insurance on a basis consistent with our past practices.

We rely upon various third party companies and their technology to provide services to our customers and if we are unable to obtain such services at reasonable prices, or at all, our gross margins and our ability to provide the services of our wireless applications business could be materially adversely affected.
Risks from our reliance with these third parties include
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The loss of mapping and third party content — The wireless data services provided to our customers are dependent on real-time, continuous feeds from map data, points of interest data, traffic information, gas prices, theater, event and weather information from vendors and others. Any disruption of this third party content from our satellite feeds or backup landline feeds or other disruption could result in delays in our subscribers’ ability to receive information. We obtain this data that we sell to our customers from companies owned by current and potential competitors, who may act in a manner that is not in our best interest. If our suppliers of this data or content were to enter into exclusive relationships with other providers of location-based services or were to discontinue providing such information and we were unable to replace them cost effectively, or at all, our ability to provide the services of our wireless applications business would be materially adversely affected. Our gross margins may also be materially adversely affected if the cost of third party data and content increases substantially.

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Third party data centers or third party networks may fail — Many products and services of our advanced communication solutions, in particular our public safety and enterprise technology solutions, are provided through a combination of our servers, which we house at third party data centers, and the networks of our wireless carrier partners. As such, our business relies to a significant degree on the efficient and uninterrupted operation of the third party data centers we use. Our hosted data centers are currently located in third party facilities located in the Irvine and San Francisco, California areas, and we may use others as required. We also use third party data center facilities in the Phoenix, Arizona area to provide for disaster recovery. Network failures, disruptions or capacity constraints in our third party data center facilities or in our servers maintained at their location could affect the performance of the products and services of our wireless applications and 911 business and harm our reputation and our revenue. The ability of our subscribers to receive critical location and business information requires timely and uninterrupted connections with our wireless network carriers. Any disruption from our satellite feeds or backup landline feeds could also result in delays in our subscribers’ ability to receive information.

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We must integrate our technologies and routinely upgrade them — We may not be able to upgrade our location-based services platform to support certain advanced features and functionality without obtaining technology licenses from third parties. Obtaining these licenses may be costly and may delay the introduction of such features and functionality, and these licenses may not be available on commercially favorable terms, or at all. Problems and delays in development or delivery as a result of issues with respect to design, technology, licensing and patent rights, labor, learning curve assumptions, or materials and components could prevent us from achieving contractual obligations. In addition, our products cannot be tested and proven in all situations and are otherwise subject to unforeseen problems. The inability to offer advanced features or functionality, or a delay in our ability to upgrade our location-based services platform, may materially adversely affect demand for our products and services and, consequently, have a material adverse effect on our business, results of operation and financial condition.

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We rely upon “open-source” software — We have incorporated some types of open-source software into our products, allowing us to enhance certain solutions without incurring substantial additional research and development costs. Thus far, we have encountered no unanticipated material problems arising from our use of open-source software. However, as the use of open-source software becomes more widespread, certain open-source technology could become competitive with our proprietary technology, which could cause sales of our products to decline or force us to reduce the fees we charge for our products, which could have a material adverse effect on our business, results of operation and financial condition.

As a result of the acquisition of TCS, the Company is involved with various matters and disputes related to intellectual property and contracts. The Company cannot predict the outcome of all of these matters and the resolutions could have a material adverse effect on its consolidated results of operations, financial position, or cash flows.
In the ordinary course of business, we include indemnification provisions in certain of our customer contracts. Pursuant to these agreements, we have agreed to indemnify, hold harmless and reimburse the indemnified party for losses suffered or incurred by the indemnified party, including but not limited to losses related to third-party intellectual property claims. Some customers seek indemnification under their contractual arrangements with the Company for claims and other costs associated with defending lawsuits alleging infringement of patents through their use of our products and services, and the use of our products and services in combination with products and services of other vendors. In some cases we have agreed to assume the defense of the case. In others, the Company will negotiate with these customers in good faith because the Company believes its technology does not infringe the cited patents and due to specific clauses within the customer contractual arrangements that may or may not give rise to an indemnification obligation. It is not possible to determine the maximum potential amount the Company may spend under these agreements due to the unique facts and circumstances involved in each particular agreement.
TCS is currently a party to a number of legal proceedings, including lawsuits relating to customers seeking indemnification under contractual arrangements for claims and other costs associated with defending lawsuits alleging infringement of patents through their use of our products and services, including in combination with products and services of other vendors. TCS accrued $4.5 million in fiscal 2015 related to certain infringement lawsuits and contract dispute lawsuits. We believe that it is probable that we will incur a loss related to these matters but we are unable to predict the effects of these legal proceedings, including any losses on our financial condition, results of operations, or cash flows. For additional information, see “Notes to Condensed Consolidated Financial Statements — Note (19) — Legal Proceedings and Other Matters” of our unaudited condensed consolidated financial statements for the three months ended April 30, 2016, which are incorporated by reference in this prospectus supplement.
The Company’s assessments are based on estimates and assumptions that have been deemed reasonable by management, but that may prove to be incomplete or inaccurate, and unanticipated events and circumstances may occur that might cause the Company to change those estimates and assumptions. Therefore, it is possible that an unfavorable resolution of one or more of these matters could have a material adverse effect on the Company’s consolidated financial statements in a future fiscal period.
We could become a party to additional litigation or subject to claims, including patent infringement and product liability claims relating to our software, government investigations and other proceedings that could cause us to incur unanticipated expenses and otherwise have a material adverse effect on our business, results of operation and financial condition.
We are, from time to time, involved in commercial disputes and civil litigation relating to our businesses. Occasionally, we are called upon also to provide information in connection with litigation involving other parties or government investigations. Our agreements with customers may require us to indemnify customers for infringement of third party intellectual property rights, defects in or non-conformance of our products, or our own acts of negligence and non-performance. Product liability and other forms of insurance are expensive and may not be available in the future. We cannot be sure that we will be able to maintain or obtain insurance coverage at acceptable costs or in sufficient amounts or that our insurer will not disclaim coverage as to a future claim. Any such claim could have a material adverse effect on our business, results of operation and financial condition.

Because our software may contain defects or errors, and our hardware products may incorporate defective components, our sales could decrease if these defects or errors adversely affect our reputation or delay shipments of our products.
The software products that we develop are complex and must meet the stringent technical requirements of our customers and satisfy our warranty obligations to our customers. Our hardware products are equally complex, subject to warranty obligations and integrate a wide variety of components from different vendors. We must quickly develop new products and product enhancements to keep pace with the rapidly changing software and telecommunications markets in which we operate. Products as complex as ours are likely to contain undetected errors or defects, especially when first introduced or when new versions are released. Our products may not be error or defect free after delivery to customers, which could damage our reputation, cause revenue losses, result in the rejection of our products or services, divert development resources and increase service and warranty costs, each of which could have a material adverse effect on our business, results of operation and financial condition.
Protection of our intellectual property is limited and pursuing infringers of our patents and other intellectual property rights can be costly.
Our businesses rely, in large part, upon our proprietary scientific and engineering know-how and production techniques. We rely on a combination of patent, copyright, trademark, service mark, trade secret and unfair competition laws, restrictions in licensing agreements, confidentiality provisions and various other contractual provisions to protect our intellectual property and related proprietary rights, but these legal means provide only limited protection. Although a number of patents have been issued to us and we have obtained a number of other patents as a result of our acquisitions, we cannot assure you that our issued patents will be upheld if challenged by another party. Additionally, with respect to any patent applications which we have filed, we cannot assure you that any patents will issue as a result of these applications.
The departure of any of our key management and technical personnel, the breach of their confidentiality and non-disclosure obligations to us or the failure to achieve our intellectual property objectives could have a material adverse effect on our business, results of operation and financial condition. Our ability to compete successfully and achieve future revenue growth will depend, in part, on our ability to protect our proprietary technology and operate without infringing upon the rights of others. We may fail to do so. In addition, the laws of certain countries in which our products are or may be sold may not protect our products or intellectual property rights to the same extent as the laws of the U.S.
Our ability to protect our intellectual property rights is also subject to the terms of future government contracts. We cannot assure you that the federal government will not demand greater intellectual property rights or restrict our ability to disseminate intellectual property. We are also a member of standards-setting organizations and have agreed to license some of our intellectual property to other members on fair and reasonable terms to the extent that the license is required to develop non-infringing products.
Pursuing infringers of our proprietary rights could result in significant litigation costs, and any failure to pursue infringers could result in our competitors utilizing our technology and offering similar products, potentially resulting in loss of a competitive advantage and decreased revenues. Despite our efforts to protect our proprietary rights, existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the U.S. Protecting our know-how is difficult especially after our employees or those of our third party contract service providers end their employment or engagement. Attempts may be made to copy or reverse-engineer aspects of our products or to obtain and use information that we regard as proprietary. Accordingly, we may not be able to prevent the misappropriation of our technology or prevent others from developing similar technology. Furthermore, policing the unauthorized use of our products is difficult and expensive. Litigation may be necessary in the future to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others. The costs and diversion of resources could significantly harm our business. If we fail to protect our intellectual property, we may not receive any return on the resources expended to create the intellectual property or generate any competitive advantage based on it.

Third parties may claim we are infringing their intellectual property rights and we could be prevented from selling our products, or suffer significant litigation expense, even if these claims have no merit.
Our competitive position is driven in part by our intellectual property and other proprietary rights. Third parties, however, may claim that we, our products, operations or any products or technology we obtain from other parties are infringing their intellectual property rights, and we may be unaware of intellectual property rights of others that may cover some of our assets, technology and products. From time to time we receive letters from third parties that allege we are infringing their intellectual property and asking us to license such intellectual property. We review the merits of each such letter and respond as we deem appropriate.
From time to time our customers are parties to allegations of intellectual property infringement claims based on our customers’ incorporation and use of our products and services, which may lead to demands from our customers for us to indemnify them for costs in defending those allegations. Any litigation regarding patents, trademarks, copyrights or intellectual property rights, even those without merit, and the related indemnification demands of our customers, can be costly and time consuming, and divert our management and key personnel from operating our business. The complexity of the technology involved and inherent uncertainty and cost of intellectual property litigation increases our risks. If any third party has a meritorious or successful claim that we are infringing its intellectual property rights, we may be forced to change our products or enter into licensing arrangements with third parties, which may be costly or impractical. This also may require us to stop selling our products as currently engineered, which could harm our competitive position. We also may be subject to significant damages or injunctions that prevent the further development and sale of certain of our products or services and may result in a material loss of revenue.
From time to time, there have been claims challenging the ownership of open-source software against companies that incorporate open-source software into their products. As a result, we could be subject to suits by parties claiming ownership of what we believe to be open-source software. Some open source licenses contain requirements that we make available source code for modifications or derivative works under the terms of a particular open-source license or other license granting third parties certain rights of further use. If we combine our proprietary software products with open-source software in a certain manner, we could, under certain of the open-source licenses, be required to release our proprietary source code. Open-source license terms may be ambiguous and many of the risks associated with usage of open-source cannot be eliminated, and could, if not properly addressed, negatively affect our business. If we were found to have inappropriately used open-source software, we may be required to release our proprietary source code, re-engineer our products and client applications, discontinue the sale of our products or services in the event re-engineering cannot be accomplished on a timely basis, or take other remedial action that may divert resources away from our development efforts, any of which could materially adversely affect our business, results of operation, and financial condition.
If our wireless carrier partners change the pricing and other terms by which they offer our products to their end-customers or do not continue to provide our services at all, our business, results of operation, and financial condition could be materially adversely affected. Additionally, potential future business combinations among wireless network operators could result in a loss of revenue for our business.
We generate a significant portion of our revenue from wireless customers such as AT&T and Verizon. As such, a portion of our revenue is derived from subscription fees that we receive from our wireless carrier partners for end users who subscribe to our service on a standalone basis or in a bundle with other services. To date, a relatively small number of end users have subscribed for our services in connection with their wireless plans compared to the total number of mobile phone users. Our future growth depends heavily on achieving significantly increased subscriber adoption of the wireless communication solutions we sell either through standalone subscriptions to our solutions or as part of bundles from our existing wireless carrier partners. Our success also depends on achieving widespread deployment of our solutions by attracting and retaining additional wireless carrier partners. Future revenue will depend on the pricing and quality of those services and subscriber demand for those services, which may vary by market, and the level of subscriber turnover experienced by our wireless carrier partners. If subscriber turnover increases more than we anticipate, our financial results could be materially adversely affected.

Poor performance in or disruptions of the services, including in our advanced communication solutions, could harm our reputation, delay market acceptance of our services and subject us to liabilities (including breach of contract claims brought by our customers and third-party damages claims brought by end-users). Our wireless carrier agreements require us to meet operational uptime requirements, excluding scheduled maintenance periods, or be subject to penalties. If we are unable to meet these requirements, our wireless carrier partners could terminate our agreements or we may be required to refund a portion of monthly subscriptions fees they have paid us.
Competitors offer technology that has functionality similar to ours for free, under different business models. Competition from these free offerings may reduce our revenue and harm our business. If our wireless carrier partners can offer these location-based services to their subscribers for free, they may elect to cease their relationships with us, alter or reduce the manner or extent to which they market or offer our services or require us to substantially reduce our subscription fees or pursue other business strategies that may not prove successful for us and could have a material adverse effect on our business, results of operation and financial condition.
The telecommunications industry generally is currently undergoing a consolidation phase. Many of our customers, specifically wireless carrier customers of our Commercial Solutions segment, have or may become the target of acquisitions. If the number of our customers is significantly reduced as a result of this consolidation trend, or if the resulting companies do not utilize our product offerings, our business, results of operation and financial condition could be materially adversely affected.
Risks Related to this Offering and to Ownership of our Common Stock
Our stock price is volatile.
The stock market in general and the stock prices of technology-based companies, in particular, have experienced extreme volatility that often has been unrelated to the operating performance of any specific public company. The market price of our common stock has fluctuated significantly in the past and is likely to fluctuate significantly in the future as well. Factors that could have a significant impact on the market price of our stock include, among others:
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our ability to successfully integrate TCS and manage our combined company;

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strategic transactions, such as acquisitions and divestures;

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issuance of potentially dilutive equity or equity-type securities;

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issuance of debt;

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future announcements concerning us or our competitors;

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receipt or non-receipt of substantial orders for products and services;

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quality deficiencies in services or products;

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results of technological innovations;

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new commercial products;

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changes in recommendations of securities analysts;

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government regulations;

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changes in the status or outcome of government audits;

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proprietary rights or product or patent litigation;

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changes in U.S. government policies;

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changes in economic conditions generally, particularly in the telecommunications sector;

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changes in securities market conditions, generally;

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changes in the status of litigation and legal matters (including changes in the status of export matters);

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cyber-attacks;

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energy blackouts;

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acts of terrorism or war;

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inflation or deflation; and

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rumors or allegations regarding our financial disclosures or practices.

Shortfalls in our sales or earnings in any given period relative to the levels expected by securities analysts could immediately, significantly and adversely affect the trading price of our common stock.
Shares eligible for future sale may adversely affect our common stock price.
Sales of our common stock or other securities (including securities convertible into our common stock) in the public or private market, or the perception that these sales may occur, could cause the market price of our common stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Under our certificate of incorporation, we are authorized to issue up to 100,000,000 shares of common stock and 2,000,000 shares of preferred stock and we are authorized to convert our authorized preferred stock into common stock. We cannot predict the size of future issuances of our common stock or other securities or the effect, if any, that future sales and issuances of our common stock and other securities would have on the market price of our common stock.
Future issuances of our shares of common stock could dilute your ownership interest in Comtech and reduce the market price of our shares of common stock.
In the future we may issue additional securities to raise capital. We may also acquire interests in other companies by using a combination of cash and our common stock or just our common stock. We may also issue securities convertible into our common stock. Any of these events may dilute your ownership interest in Comtech and have an adverse impact on the price of our common stock.
Provisions in our corporate documents and Delaware law could delay or prevent a change in control of Comtech.
We have taken a number of actions that could have the effect of discouraging, delaying or preventing a merger or acquisition involving Comtech that our stockholders may consider favorable.
For example, we have a classified board and the employment contracts with our President and CEO and our Executive Chairman, and agreements with other of our executive officers, provide for substantial payments in certain circumstances or in the event of a change of control of Comtech. In the future, we may adopt a stockholder rights plan which could cause substantial dilution to a stockholder, and substantially increase the cost paid by a stockholder who attempts to acquire us on terms not approved by our Board of Directors.
In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, this statute provides that, except in certain limited circumstances, a corporation shall not engage in any “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.
A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, for purposes of Section 203 of the Delaware General Corporation Law, an “interested stockholder” is a person who, together with affiliates, owns, or within three years did own, 15% or more of the corporation’s voting stock. This provision could have the effect of delaying or preventing a change in control of Comtech.

If we are unable to pay quarterly dividends at the current annual targeted level our stock price may be harmed.
Since September 2010, we have paid quarterly dividends pursuant to an annual targeted dividend amount established by our Board of Directors. The current annual targeted dividend is $1.20 per common share.
Our dividend program requires the use of a portion of our cash flow. Our ability to continue to pay quarterly dividends will depend on our ability to generate sufficient cash flows from operations in the future. This ability may be subject to certain economic, financial, competitive and other factors that are beyond our control. Our Board of Directors may, at its discretion, decrease the targeted annual dividend amount or entirely discontinue the payment of dividends at any time.
Additionally, our ability to declare and pay dividends and make other distributions with respect to our capital stock may also be restricted by the terms of our Secured Credit Facility and may be restricted by the terms of financing arrangements that we enter into in the future. A disruption in our dividend program could negatively impact our stock price.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $94.0 million (or approximately $108.3 million if the underwriters exercise their option to purchase additional shares of common stock in full), after deducting the underwriters’ discounts and commissions and estimated offering expenses.
We intend to use the net proceeds from this offering (including from the underwriters’ exercise of their option to purchase additional shares of common stock, if any), to repay our borrowings incurred in connection with the TCS Acquisition under the credit agreement governing the terms of our $250.0 million senior secured term loan facility (the “Term Loan Facility”) and our $150.0 million senior secured revolving credit facility (the “Revolving Loan Facility” and, together with the Term Loan Facility, the “Secured Credit Facility”) with Citigroup, N.A., as administrative agent, and with certain lenders and financial institutions.
We expect to use the first $50.0 million of net proceeds from this offering (including from the underwriters’ exercise of their option to purchase additional shares of common stock, if any) to repay borrowings under the Term Loan Facility. In excess of the first $50.0 million of net proceeds, we expect to use at least 50% of any additional net proceeds from this offering (including from the underwriters’ exercise of their option to purchase additional shares of common stock, if any) to further repay borrowings under the Term Loan Facility and the remainder for working capital and general corporate purposes.
As of April 30, 2016, an aggregate of approximately $348.8 million of borrowings were outstanding under the Secured Credit Facility. The weighted average interest rate on the total amount outstanding (including the impact of amortization of related deferred financing costs) at April 30, 2016 was approximately 5.0%. The Term Loan Facility and the Revolving Loan Facility both mature on February 23, 2021.
In connection with our repayment of a portion of the outstanding borrowings under the Secured Credit Facility, we expect that affiliates of Citigroup Global Capital Markets Inc., BMO Capital Markets Corp. and Santander Investment Securities Inc. will each receive a portion of the net proceeds of this offering through the repayment of indebtedness under the Secured Credit Facility. See “Underwriting (Conflicts of Interest)” in this prospectus supplement.

CAPITALIZATION
The table below sets forth our cash and cash equivalents and capitalization as of April 30, 2016:
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on an actual basis; and

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on an as adjusted basis to give effect to the sale and issuance of 7,145,000 shares of common stock pursuant to this offering at the public offering price of  $14.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the application of the net proceeds therefrom (but not including the exercise of the underwriters’ option to purchase additional shares).

You should read this table together with “Use of Proceeds,” included elsewhere in this prospectus supplement, as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended July 31, 2015 and our Quarterly Reports on Form 10-Q for the quarterly periods ended October 31, 2015, January 31, 2016 and April 30, 2016, and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of April 30, 2016
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$69,112	$90,627
Secured Credit Facility:
Term Loan Facility	$246,875	$174,361
Revolving Loan Facility	101,904	101,904
Total debt(1)	$348,779	$276,265
Equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	$—	$—
Common Stock, par value $.10 per share; authorized 100,000,000 shares; 31,204,396 shares issued, actual; 38,349,396 shares issued, as adjusted	3,121	3,836
Additional paid-in capital	430,549	523,863
Retained earnings	387,977	387,977
Treasury stock, at cost (15,033,317 shares at April 30, 2016)	(441,849)	(441,849)
Total stockholders’ equity	379,798	473,827
Total capitalization	$728,577	$750,092

(1)
Excludes capital lease obligations of  $8.7 million and unamortized deferred financing costs of  $6.2 million related to Term Loan Facility.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY
Price Range
Our common stock is listed and traded on the NASDAQ Global Select Market under the symbol “CMTL.” The following table is based upon the information available to us and sets forth the range of the high and low sales price for our common stock for the fiscal periods indicated below based upon quotations on NASDAQ.
Quarter	High	Low
First Quarter, 2014	$30.34	$23.84
Second Quarter, 2014	$33.65	$29.80
Third Quarter, 2014	$33.80	$29.27
Fourth Quarter, 2014	$40.48	$30.38
Quarter	High	Low
First Quarter, 2015	$39.42	$32.09
Second Quarter, 2015	$40.69	$30.02
Third Quarter, 2015	$36.28	$26.30
Fourth Quarter, 2015	$32.13	$27.34
Quarter	High	Low
First Quarter, 2016	$29.31	$20.30
Second Quarter, 2016	$25.85	$17.27
Third Quarter, 2016	$25.09	$18.01
Fourth Quarter, 2016 (through June 15, 2016)	$24.93	$16.20
Dividend Policy
Our Board of Directors has set a targeted annual dividend payment of  $1.20 per common share (which was increased from $1.10 per common share in December 2013).
During the fiscal year ended July 31, 2015, our Board of Directors declared four quarterly dividends of $0.30 per common share on October 9, 2014, December 10, 2014, March 11, 2015 and June 4, 2015, which were paid to shareholders on November 19, 2014, February 18, 2015, May 21, 2015 and August 18, 2015, respectively.
On September 28, 2015, December 9, 2015 and March 10, 2016, our Board of Directors declared quarterly dividends of  $0.30 per common share, which were paid to shareholders on November 20, 2015, February 17, 2016 and May 20, 2016, respectively. Most recently, on June 8, 2016, our Board of Directors declared a quarterly dividend of  $0.30 per common share, which we expect to pay on August 19, 2016 to our shareholders of record at the close of business on July 18, 2016.
While future dividends will be subject to Board of Directors approval, we currently expect that comparable cash dividends will continue to be paid to our stockholders in future periods. The declaration and payment of dividends in the future will depend upon our earnings, capital requirements, financial condition and other factors considered relevant by our Board of Directors.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”) in effect as of the date of this offering. These authorities may change or be subject to differing interpretations. Any such change may each be applied retroactively in a manner that could adversely affect a non-U.S. holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of our common stock.
This discussion is limited to non-U.S. holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder’s particular circumstances, including the impact of the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to non-U.S. holders subject to particular rules, including, without limitation:
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U.S. expatriates and certain former citizens or long-term residents of the United States;

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persons subject to the alternative minimum tax;

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persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies and other financial institutions;

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real estate investment trusts or regulated investment companies;

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brokers, dealers or traders in securities;

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“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

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partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes;

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tax-exempt organizations or governmental organizations;

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persons deemed to sell our common stock under the constructive sale provisions of the Code;

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persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

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tax-qualified retirement plans.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their own tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder
For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our common stock that is neither a “U.S. holder” nor a partnership for U.S. federal income tax purposes. A U.S. holder is any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a U.S. person.

Distributions
Distributions of cash or property on our common stock (other than certain pro rata distributions of our stock) will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.
Subject to the discussion below regarding backup withholding and payments made to certain foreign accounts, dividends paid to a non-U.S. holder of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate as may be specified by an applicable income tax treaty).
Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or other taxable disposition of the common stock.
Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) qualifying for the benefits of an applicable income tax treaty or (b) the non-U.S. holder holding our common stock in connection with the conduct of a trade or business within the United States and dividends being paid in connection with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) claiming an exemption from or reduction of the withholding tax under the benefit of an applicable income tax treaty, (b) IRS Form W-8ECI (or applicable successor form) stating that the dividends are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States or (c) a suitable substitute form, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Subject to the discussion below regarding backup withholding and payments made to certain foreign accounts, if dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is or is treated as a corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition
Subject to the discussion below regarding backup withholding and payments made to certain foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•
the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
our common stock constitutes a U.S. real property interest within the meaning of the Foreign Investment in Real Property Tax Act by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on a portion of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on any gain derived from the sale or other taxable disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder timely files U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we are not, and do not anticipate that we will become, a USRPHC.
Non-U.S. holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Subject to the discussion below regarding payments made to certain foreign accounts, a non-U.S. holder generally will not be subject to backup withholding with respect to payments of dividends on our common stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a U.S. person and the holder certifies its non-U.S. status by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI (or applicable successor form), or other applicable certification, or otherwise establishes an exception. However, information returns will be filed with the IRS in connection with any dividends on our common stock paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale of our common stock within the United States, and information reporting may (although backup withholding will generally not) apply to the proceeds of a sale of our common stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. person on IRS Form W-8BEN, IRS Form W-8BEN-E (or applicable successor form) or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under the provisions of the law generally known as the Foreign Account Tax Compliance Act (“FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial U.S. owners” (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified U.S. persons” or “U.S.-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. An intergovernmental agreement between the United States and an applicable foreign government, or future Treasury Regulations or other guidance, may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required.
Under the applicable Treasury Regulations and recent guidance from the IRS, withholding under FATCA generally applies to payments of dividends on our common stock made and, on or after January 1, 2019, generally will apply to payments of gross proceeds from the sale or other disposition of such stock. The FATCA withholding tax applies to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. We will not pay additional amounts to holders of our common stock in respect of any amounts withheld.
PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE POTENTIAL APPLICATION OF WITHHOLDING UNDER FATCA TO THEIR INVESTMENT IN OUR COMMON STOCK.

UNDERWRITING
Citigroup Global Markets Inc., Jefferies LLC, BMO Capital Markets Corp. and Raymond James & Associates, Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, the number of shares set forth opposite the underwriter’s name.
Underwriter	Number of Shares
Citigroup Global Markets Inc.	3,072,350
Jefferies LLC	1,929,150
BMO Capital Markets Corp.	571,600
Raymond James & Associates, Inc.	571,600
Northland Securities, Inc.*	285,800
Ladenburg Thalmann & Co. Inc.	285,800
Noble International Investments, Inc. d/b/a Noble Financial Capital Markets	285,800
Santander Investment Securities Inc.	142,900
Total	7,145,000

*
Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the underwriters’ option to purchase additional shares described below) if they purchase any of the shares.
Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the public offering price not to exceed $0.42 per share. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.
If the underwriters sell more shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,071,750 additional shares at the public offering price less the underwriting discounts and commissions. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.
We have agreed that, for a period of 90 days from the date of this prospectus supplement, we will not, without the prior written consent of Citigroup Global Markets Inc., dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock; provided, however, that we may issue and sell shares pursuant to an existing employee stock option plan, stock ownership plan or dividend reinvestment plan and may issue shares issuable upon the conversion of any securities or the exercise of any outstanding warrants.
Our officers and directors have agreed that, for a period of 90 days from the date of this prospectus supplement, they will not, without the prior written consent of Citigroup Global Markets Inc., dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock. These lock-up restrictions are subject to certain specific exceptions, including transfers of common stock as a bona fide gift or by will or intestate succession and transfers to a holder’s immediate family or to a trust or an entity controlled by such holder, provided that the recipient of the shares agrees to be bound by the same restrictions on sales.

Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.
The shares are listed on the NASDAQ Global Select Market under the symbol “CMTL.”
The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	Paid by Comtech Telecommunications Corp.
	No Exercise	Full Exercise
Per share	$0.70	$0.70
Total	$5,001,500	$5,751,725
We estimate that our portion of the total expenses of this offering will be $1.0 million. Certain of the underwriters have agreed to reimburse us for certain expenses in connection with the offering.
In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares, and stabilizing purchases.
•
Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•
“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares.

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“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares.

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Covering transactions involve purchases of shares either pursuant to the underwriters’ option to purchase additional shares or in the open market in order to cover short positions.

•
To close a naked short position, the underwriters must purchase shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•
To close a covered short position, the underwriters must purchase shares in the open market or must exercise the option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares.

•
Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NASDAQ Global Select Market, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

In addition, in connection with this offering, some of the underwriters (and selling group members) may engage in passive market-making transactions in the shares on the NASDAQ Global Select Market, prior to the pricing and completion of the offering. Passive market making consists of displaying bids on the NASDAQ Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than those independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the shares during a specified period and must be discontinued when that limit is reached. Passive market making may cause the price of the shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. If the underwriters commence passive market-making transactions, they may discontinue them at any time.
Conflicts of Interest
The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Citigroup Global Markets Inc., BMO Capital Markets Corp. and Santander Investment Securities Inc. in their respective capacity as underwriters, are each deemed to have a “conflict of interest” under the applicable provisions of Rule 5121 of FINRA because we expect that affiliates of Citigroup Global Markets Inc., BMO Capital Markets Corp. and Santander Investment Securities Inc. will each receive more than five percent of the net proceeds from this offering as a result of the repayment of a portion of the current outstanding borrowings under our Secured Credit Facility. Because this offering is being conducted in accordance with Rule 5121, the appointment of a “qualified independent underwriter” is not required. In addition, certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of shares described in this prospectus supplement may not be made to the public in that relevant member state other than:
•
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•
to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•
in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.
For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.
The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of the sellers or the underwriters.
Notice to Prospective Investors in the United Kingdom
This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France
Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:
•
released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•
used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:
•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•
to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•
in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Notice to Prospective Investors in Switzerland
This document as well as any other material relating to the shares of our common stock that are the subject of the offering contemplated by this prospectus do not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations. Our common stock will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to our common stock, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange. Our common stock is being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase shares of our common stock with the intention to distribute them to the public. The investors will be individually approached by us from time to time. This document as well as any other material relating to our common stock is personal and confidential and does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The shares offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
•
to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•
where no consideration is or will be given for the transfer; or

•
where the transfer is by operation of law.

LEGAL MATTERS
Certain legal matters in connection with this offering, including the validity of the shares of our common stock offered hereby, will be passed upon for us by Proskauer Rose LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The consolidated financial statements and the related financial statement schedule as of July 31, 2015 and for the year ended July 31, 2015, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting as of July 31, 2015, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such financial statements and financial statement schedule have been incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements and schedule of Comtech Telecommunications Corp. as of July 31, 2014, and for each of the years in the two-year period ended July 31, 2014, have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements and the related financial statement schedule of TCS at December 31, 2015 and for the year ended December 31, 2015, included in Exhibit 99.1 to Current Report on Form 8-K dated May 5, 2016, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein. Such financial statements and financial statement schedule have been incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements and the related financial statement schedule of TCS at December 31, 2014 and 2013, and for the each of the three years in the period ended December 31, 2014, included in Exhibit 99.1 to Comtech’s Current Report on Form 8-K dated December 15, 2015, and the effectiveness of TCS’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at the prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
Our website address is www.comtechtel.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as described above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended July 31, 2015, filed with the SEC on September 28, 2015;

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our Current Reports on Form 8-K, filed with the SEC on August 31, 2015, November 23, 2015, December 15, 2015, January 29, 2016, February 23, 2016, February 29, 2016, March 10, 2016, May 5, 2016 (excluding Exhibit 99.2 thereto) and June 13, 2016;

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our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2015, filed with the SEC on December 9, 2015;

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our Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2016, filed with the SEC on March 10, 2016;

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our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2016, filed with the SEC on June 8, 2016;

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the portions of the Definitive Proxy Statement on Schedule 14A for the fiscal 2015 annual meeting of stockholders held on December 10, 2015 to the extent incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended July 31, 2015; and

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the description of our common stock contained in our Registration Statement on Form 8-A, File No. 000-07928, including any amendment or report filed for the purpose of updating such description.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

In addition, this prospectus supplement and the accompanying prospectus incorporate by reference the following items that had previously been filed with the SEC by TCS:
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From TCS’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 13, 2015: Part I — Item 1 (Business), Part I — Item 1A (Risk Factors), Part I — Item 3 (Legal Proceedings), Part II — Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations), and Part II — Item 8 (Financial Statements and Supplementary Data).

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:
Comtech Telecommunications Corp.
68 South Service Road, Suite 230,
Melville, NY, 11747
(631) 962-7000
Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus supplement and the accompanying prospectus.

PROSPECTUS
Comtech Telecommunications Corp.
$175,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Units

We may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units. We urge you to read this prospectus and the accompanying prospectus supplement, which will describe the specific terms of these securities, carefully before you make your investment decision.
Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “CMTL.” Any prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risks. Please refer to the “Risk Factors” section on page 3 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider when evaluating such investment.
We will provide specific terms of any securities to be offered in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 23, 2015

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $175,000,000. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement, including its exhibits. For further information, we refer you to the registration statement, including its exhibits, the documents incorporated by reference therein and herein as well as any accompanying prospectus supplements or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Statements contained in this prospectus and any accompanying prospectus supplement or in any applicable free writing prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should read this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information.” Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement, any applicable free writing prospectus or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. None of the delivery of this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus or any sale made under this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus will, under any circumstances, imply that the information in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus is correct as of any date after the date of this prospectus or any such accompanying prospectus supplement or applicable free writing prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus.
You should rely only on the information incorporated by reference or provided in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectuses prepared by or on behalf of us or to which we have referred you. We have not authorized anyone else to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus to “Comtech,” “we,” “us,” “our,” “our Company” or “the Company” refer to Comtech Telecommunications Corp. and its subsidiaries.

OUR COMPANY
We design, develop, produce and market innovative products, systems and services for advanced communications solutions. We conduct our business through three complementary segments: telecommunications transmission, RF microwave amplifiers and mobile data communications. We sell our products to a diverse customer base in the global commercial and government communications markets. We believe we are a leader in most of the market segments that we serve.
We are incorporated in the state of Delaware and were founded in 1967. Our principal executive offices are located at 68 South Service Road, Suite 230, Melville, New York 11747. Our telephone number is (631) 962-7000. We maintain a website at www.comtechtel.com. The information contained on our website is not incorporated by reference into this prospectus.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and any prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS
Certain statements contained or incorporated by reference in this prospectus and the accompanying prospectus supplement are considered forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act) concerning our business, results of operations, economic performance and/or financial condition, based on management’s current expectations, plans, estimates, assumptions and projections. Any statements contained or incorporated by reference in this prospectus that are not statements of historical fact may be deemed forward-looking statements. Forward-looking statements generally are identified by the words “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” the negative of these terms, or other similar words or comparable terminology. Forward-looking statements are subject to change and may be affected by risks and uncertainties and other factors, most of which are difficult to predict and are generally beyond our control. These factors include, among other things:
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risks related to our acquisition of TeleCommunication Systems, Inc. (the “TCS Acquisition”), including our ability to complete the TCS Acquisition, our ability to successfully integrate operations and our ability to realize anticipated synergies;

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risks related to business disruptions resulting from the TCS Acquisition, including those relating to maintaining business and operational relationships or retaining key personnel;

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risks related to restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions) in connection with the TCS Acquisition;

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the timing of receipt of, and our performance on, new orders that can cause significant fluctuations in net sales and operating results;

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the timing and funding of government contracts;

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adjustments to gross profits on long-term contracts;

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risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, and changes in prevailing economic and political conditions;

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changes in the price of oil in global markets;

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changes in foreign currency exchange rates;

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risks associated with legal proceedings and other matters; and

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risks associated with our obligations under our revolving credit facility.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement in light of new information or future events, although we intend to continue to meet our ongoing disclosure obligations under the U.S. securities laws and other applicable laws.
We caution you that a number of important factors could cause our business outlook, actual financial condition or results to differ materially from those expressed in, or implied by, the forward-looking statements, and therefore you should not place too much reliance on them. These factors include, among others, those described herein, under “Risk Factors” in this prospectus and the applicable prospectus supplement and the risks described in our other filings with the SEC, including our Annual Report on Form 10-K for the year ended July 31, 2015 and our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2015.
It is not possible to predict or identify all such factors, and therefore the factors that are noted are not intended to be a complete discussion of all potential risks or uncertainties that may affect forward-looking statements. If these or other risks and uncertainties materialize, or if the assumptions underlying any of the forward-looking statements prove incorrect, our actual performance and future actions may be materially different from those expressed in, or implied by, such forward-looking statements.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES
The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated.
For purposes of computing the ratios of earnings to fixed charges, “earnings” consists of income from continuing operations before income taxes and fixed charges. “Fixed charges” consist of interest on all indebtedness and an interest factor attributable to rentals.
Year Ended July 31,
2011	2012	2013	2014	2015	Q1 2016
12.7	5.8	4.3	6.9	50.1	18.2

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, purchase contracts or units that may be offered and sold hereunder from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description is intended as a summary of our restated certificate of incorporation (which we refer to as our “charter”) and our second amended and restated bylaws and to the applicable provisions of the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our charter and amended and restated bylaws.
General
Our charter authorizes 100,000,000 shares of common stock, $0.10 par value per share, and 2,000,000 shares of preferred stock, $0.10 per value per share.
Common Stock
Common Stock Outstanding.   As of December 4, 2015, we had 16,152,012 shares of our common stock outstanding.
Voting Rights.   Each holder of our common stock is entitled to one vote for each share of common stock on all matters submitted to a vote of stockholders.
Dividend Rights.   Holders of our common stock are entitled to receive, as and when declared by our board of directors, dividends payable either in cash or in property, including securities of our Company, out of assets of our Company that are legally available therefor.
Rights upon Liquidation.   Holders of our common stock are entitled to share pro rata, upon any liquidation, dissolution or winding up of our Company, in all remaining assets available for distribution to stockholders after payment of or provision for our liabilities and the liquidation preference of any our outstanding preferred stock.
Preemptive Rights.   Holders of our common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.
Preferred Stock
Preferred Stock Outstanding.   As of the date of this prospectus, no shares of our preferred stock were issued and outstanding. We have designated 200,000 shares of our preferred stock as Series A Junior Participating Cumulative Preferred Stock, none of which are outstanding.
Blank Check Preferred Stock.   Under our restated certificate of incorporation, our board of directors has the authority, without stockholder approval, to designate one or more series of preferred stock, to issue shares of preferred stock in such series up to the maximum number of shares of the relevant series of preferred stock authorized, and to determine the preferences, rights, privileges, qualifications, restrictions and limitations of any such series, including the number of shares constituting any such series and the designation of such series, dividend rights, voting rights, the rights and terms of conversion, the rights and terms of redemption, the terms of any sinking fund, retirement fund or purchase fund to be provided with such series and liquidation preferences. Acting under this authority, our board of directors could designate and issue a series of preferred stock with preferences, rights, privileges, qualifications, restrictions or limitations, and adopt a stockholder rights plan, having the effect of discriminating against an existing or prospective holder of securities as a result of such stockholder beneficially owning or commencing a tender offer for a substantial amount of our common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to render more difficult or discourage an attempt by a potential acquirer to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management. The issuance of such shares of capital stock may have the effect of delaying, deferring or preventing a change in control of the Company without any further action by our stockholders. We have no present intention to adopt a stockholder rights plan, but could do so without stockholder approval at any future time.

Our Board of Directors
Our Board of Directors is divided into three classes, with each class holding office for staggered three-year terms. The classification of directors may have the effect of making it more difficult for our stockholders to change the composition of the Board of Directors in a relatively short period of time. In addition, the classified board provision could have the effect of discouraging a third party from attempting to gain control of us, even though such an attempt might be beneficial to us and our stockholders. Accordingly, the classified board provision, if effective, could delay, defer or prevent a change in control of our company.
Certain Provisions of Delaware Law
We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or the DGCL, an anti-takeover law. In general, this statute provides that, except in certain limited circumstances, a corporation shall not engage in any “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, for purposes of Section 203 of the DGCL, an “interested stockholder” is a person who, together with affiliates, owns, or within three years did own, 15% or more of the corporation’s voting stock. This provision could have the effect of delaying or preventing a change in control of our Company.
Liability of Directors and Officers
As permitted by Delaware law, our charter contains a provision that eliminates the personal liability of the directors to us and our stockholders for monetary damages for breaches of fiduciary duties as directors, except that such provision does not apply to any breach that involves:
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a breach of a director’s duty of loyalty to our company;

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any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

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a transaction from which the director derives an improper personal benefit; or

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the payment of dividends or the approval of stock repurchases or redemptions that are unlawful under the DGCL.

Our second amended and restated bylaws provide that we shall indemnify (a) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that he is or was one of our directors, officers or employees, or is or was serving at our request as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (b) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by us or in our name to procure a judgment in its favor by reason of the fact that he is or was one of our directors, officers or employees, or is or was serving at our request as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to us unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Stock Exchange Listing
Our common stock is listed on the NASDAQ Global Select Market under the symbol “CMTL.”
Transfer Agent and Registrar
The transfer agent and registrar for the shares of our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES
We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security.
We may issue debt securities from time to time in one or more series. Any debt securities offered hereby will be issued under an indenture, between us and The Bank of New York Mellon Corp., as trustee, referred to as the Trustee. A copy of the form of indenture is filed as an exhibit to the registration statement, which this prospectus constitutes a part of. The following summaries of certain provisions of the indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture, including the definitions therein of certain terms. The particular terms of the debt securities offered by any prospectus supplement will be described in the prospectus supplement.
General
The indenture does not limit the aggregate principal amount of debt securities which may be issued thereunder and provides that debt securities may be issued from time to time in one or more series. The terms of any particular series of debt securities will be included in a prospectus supplement and will provide for the following:
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the title and series of the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the dates on which or periods during which the debt securities may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the debt securities are or may be payable or the method by which such date or dates will be determined or extended;

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the rate or rates at which the debt securities will bear interest, if any, or the method by which such rate or rates will be determined, whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series, the date or dates from which such interest will accrue, or the method by which such date or dates will be determined, the interest payment dates on which any such interest will be payable, and the record dates for the determination of holders to whom interest is payable on such interest payment dates or the method by which such date or dates will be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

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if other than U.S. dollars, the foreign currency in which the debt securities will be denominated or in which payment of the principal of, premium, if any, or interest on the debt securities will be payable and any other terms concerning such payment;

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if the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

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if the principal of, premium, if any, or interest on the debt securities of the series are to be payable, at the election of the Company or a holder thereof, in a currency other than that in which the debt securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which the debt securities are denominated or payable without such election and the currency in which the debt securities are to be paid if such election is made;

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the place or places, if any, in addition to or instead of the corporate trust office of the trustee where the principal of, premium, if any, and interest on the debt securities will be payable, and where the debt securities may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon us in respect of the securities of such series may be made;

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the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have that option;

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redemption or early repayment provisions;

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if other than denominations of  $2,000 or any integral multiple of  $1,000 thereof, the denominations in which the debt securities will be issuable;

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if other than the principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity thereof;

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the guarantors, if any, of the debt securities, and the extent of the guarantees (including provisions relating to seniority, subordination, and the release of the guarantors), if any, and any additions or changes to permit or facilitate guarantees of such debt securities;

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any original issue discount securities issued;

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provisions, if any, for the defeasance of the debt securities in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

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whether the debt securities are to be issued in whole or in part in global form and, in such case, the depositary and the terms and conditions, if any, upon which interests in such global debt securities may be exchanged in whole or in part for the individual securities represented thereby in definitive form registered in the name or names of persons other than such depositary or a nominee or nominees thereof;

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the date as of which any global debt securities will be dated if other than the original issuance of the first debt security to be issued;

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the form of the debt securities;

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if the debt securities are to be convertible into or exchangeable for any securities or property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

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whether the debt securities are subject to subordination and the terms of such subordination;

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any restriction or condition on the transferability of the debt securities;

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any addition or change in the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

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any addition or change in the provisions related to supplemental indentures both with and without the consent of the holders;

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provisions, if any, granting special rights to holders upon the occurrence of specified events;

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any addition to or change in the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

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any addition to or change in the covenants set forth in the indenture which applies to debt securities; and

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any other terms of the debt securities (which terms will not be inconsistent with the provisions of the Trust Indenture Act of 1939, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series).

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon such acceleration will be determined in accordance with the applicable prospectus supplement, the terms of such debt security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of such original issue discount security. Special federal income tax and other considerations applicable to the debt security will be described in the related prospectus supplement.
The indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. Information with respect to any deletions from, modifications of or additions to the events of default described below or our covenants contained in the indenture, including any addition of a covenant or other provision providing event risk or similar protection will be set forth in the prospectus supplement.
Registration, Transfer, Payment and Paying Agent
We will issue the debt securities of each series in minimum denominations of  $2,000 and increments of $1,000 in excess thereof, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in, or pursuant to, an authorizing resolution, if any, relating to such series of debt securities.
The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities. We will make payments of principal of, and any interest on, the debt securities represented by any global security registered in the name of and held by DTC, or The Depository Trust Company, or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of such global security. Neither we, the trustee nor any of its or our respective agents will have any responsibility or liability for any aspect of records relating to, or payments made on account of, beneficial interests in any global security or for maintaining, supervising or reviewing any records of DTC, its nominee or any participant relating to such beneficial interests.
No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Events of Default
Unless otherwise provided in a prospectus supplement, the following are events of default under the indenture with respect to debt securities of any series:
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failure to pay principal of or any premium on any debt security of that series when due;

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failure to pay any interest on any debt security of that series when due, continued for 30 days;

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failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, continued for 30 days;

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breach of any other covenant or warranty of ours in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of series of debt securities other than that series), continued for 90 days after a written notice of default is given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series as provided in the indenture;

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certain events in bankruptcy, insolvency or reorganization involving us; and

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any other event of default provided with respect to debt securities of that series.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul the acceleration, provided that, among other things, all events of default with respect to that series, other than payment defaults caused by such acceleration, have been cured or waived as provided in the indenture.
Modification and Waiver
We and the Trustee may make modifications and amendments of the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, no modification or amendment may, without the consent of the holder of each affected outstanding debt security:
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change the stated maturity date of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security;

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reduce the principal amount of, or any premium or rate of interest on, any debt security;

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reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity or its amount provable in bankruptcy;

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adversely affect the right of repayment at the option of any holder;

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change the place of payment of, currency of payment of principal of, or any premium or interest on, any debt security or impair the right to institute suit for the enforcement of any payment on or after the maturity of any debt security; or

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reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, compliance by us with certain restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal or any premium or interest, or a default in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each affected outstanding debt security of that series.
We and the Trustee may make modification and amendment of the indenture without the consent of any holder for any of the following purposes:
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to evidence the succession of another corporation to us and the assumption by the successor corporation of our covenants under the indenture and the debt securities;

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to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any of our rights or powers under the indenture;

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to add events of default;

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to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

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to establish the form or terms of debt securities of any series and any related coupons;

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to provide for the acceptance of appointment by a successor trustee;

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to cure any ambiguity, defect or inconsistency in the indenture, if the action does not adversely affect the interests of holders of debt securities of any series or any related coupons in any material respect;

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to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, if the action does not adversely affect the interests of holders of debt securities of that series or any related coupons in any material respect;

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to secure the debt securities; and

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to amend or supplement any provision contained in the indenture or in any supplemental indenture, if the amendment or supplement does not materially adversely affect the interests of the holders of any debt securities then outstanding.

Consolidation, Merger and Sale of Assets
We may consolidate or merge with or into, or transfer our assets substantially as an entirety to, any corporation, if the successor corporation assumes our obligations on the debt securities and under the indenture, immediately after giving effect to the transaction no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have occurred and be continuing, and certain other conditions are met.
Governing Law
The indenture and debt securities will be governed by and construed in accordance with the internal laws of the State of New York.
Concerning the Trustee
The Trustee is The Bank of New York Mellon Corp.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
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the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

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the date, if any, on and after which the warrants, preferred stock or common stock will be separately transferable;

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the terms of any rights to redeem or call the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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United States federal income tax consequences applicable to the warrants; and

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any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:
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vote, consent or receive dividends;

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receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

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exercise any rights as stockholders of Comtech.

Each warrant will entitle its holder to purchase the principal amount of the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
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debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

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currencies; or

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commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
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the title of the series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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a discussion of certain United States federal income tax considerations applicable to the units; and

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any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may sell the securities in one or more of the following ways (or in any combination) from time to time:
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through underwriters or dealers;

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directly to a limited number of purchasers or to a single purchaser;

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through agents;

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through a combination of any such methods; or

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through any other methods described in a prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:
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the name or names of any underwriters, dealers or agents;

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the purchase price of such securities and the proceeds to be received by us, if any;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
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negotiated transactions;

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at a fixed public offering price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to prevailing market prices; or

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at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than our common stock, which is listed on the Nasdaq Global Select Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

LEGAL MATTERS
The validity of the securities in respect of which this prospectus is being defined will be passed upon for us by Proskauer Rose LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements and the related financial statement schedule as of July 31, 2015 and for the year ended July 31, 2015, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting as of July 31, 2015, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such financial statements and financial statement schedule have been incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements and schedule of Comtech Telecommunications Corp. as of July 31, 2014, and for each of the years in the two-year period ended July 31, 2014, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of TeleCommunication Systems, Inc. as of December 31, 2014 and 2013 and for the three year period ended December 31, 2014 incorporated by reference to the Current Report on Form 8-K filed by us on December 15, 2015 have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at the prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
Our website address is www.comtechtel.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as described above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
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our Annual Report on Form 10-K for the year ended July 31, 2015, filed with the SEC on September 28, 2015;

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our Current Reports on Form 8-K, filed with the SEC on August 31, 2015, November 23, 2015 and December 15, 2015;

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our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2015, filed with the SEC on December 9, 2015;

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the portions of the Definitive Proxy Statement on Schedule 14A for the fiscal 2015 annual meeting of stockholders held on December 10, 2015 to the extent incorporated by reference in the Annual Report on Form 10-K for the year ended July 31, 2015; and

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The description of our common stock contained in our Registration Statement on Form 8-A, File No. 000-07928, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:
Comtech Telecommunications Corp.
68 South Service Road, Suite 230,
Melville, NY, 11747
(631) 962-7000
Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus and any prospectus supplement.

7,145,000 Shares
Common Stock

P R O S P E C T U S  S U P P L E M E N T
June 16, 2016

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